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Exhibit 10.2

Explanatory Note

        The following are certain exhibits and schedules referenced in Exhibit A to the Fifth Amendment to Credit Agreement dated as of March 9, 2010, previously filed as Exhibit 10.1 to our quarterly report on Form 10-Q filed on May 7, 2010. Schedules included herein are current as of September 30, 2010.

 Exhibit 2.2(a)(1)

FORM OF
TERM B DOLLAR NOTE

 FORM OF
TERM B DOLLAR NOTE

$	New York, New York , 200

        FOR VALUE RECEIVED, the undersigned, Huntsman International LLC, a Delaware limited liability company ("Borrower"), hereby unconditionally promises to pay to the order of                         or its registered assigns (the "Lender") at the office of Deutsche Bank AG New York Branch, located at 90 Hudson Street, 5th Floor, Jersey City, New Jersey 07302, in lawful money of the United States of America and in immediately available funds, the principal amount of (a)                          DOLLARS ($            ), or, if less, (b) the aggregate unpaid principal amount of the Term B Dollar Loan made by the Lender to Borrower pursuant to Section 2.1(a) of the Credit Agreement hereinafter referred to. The principal amount of the Term B Dollar Loans evidenced hereby shall be payable in the amounts and at the times set forth in the Credit Agreement, including, without limitation, such Lender's Term B Dollar Pro Rata Share of the amounts specified in the definition of Scheduled Term B Dollar Repayments, with any then outstanding principal amount of the Term B Dollar Loan evidenced hereby being payable on the Term B Loan Maturity Date. Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the applicable interest rate per annum determined as provided in, and payable as specified in, Articles III and IV of the Credit Agreement.

        The holder of this Term B Dollar Note is authorized to record the date, Type and amount of the Term B Dollar Loan made by the Lender pursuant to Section 2.1 of the Credit Agreement, each conversion thereof, the date of each interest rate continuation pursuant to Section 2.6 of the Credit Agreement and the principal amount subject thereto, the date and amount of each payment or prepayment of principal hereof, and in the case of each Eurocurrency Loan, the length of the Interest Period with respect thereto on the records of the Lender, and any such recordation shall (in the absence of manifest error) constitute prima facie evidence of the accuracy of the information endorsed; provided, however, that the failure to make any such endorsement shall not affect the obligations of Borrower in respect of the Term B Dollar Loan.

        This Term B Dollar Note is one of the Term B Dollar Notes referred to in the Credit Agreement dated as of August 16, 2005 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Borrower, Deutsche Bank AG New York Branch, as Administrative Agent for the Lenders, Deutsche Bank Securities Inc., as Joint Lead Arranger and Joint Book Runner, Credit Suisse as Joint Lead Arranger and Joint Book Runner, Citigroup Global Markets Inc., as Joint Book Runner, and the financial institutions signatory thereto, and is subject to the provisions thereof, and is subject to optional and mandatory prepayment in whole or in part as provided therein. Terms defined in the Credit Agreement are used herein with their defined meanings unless otherwise defined herein.

        Upon the occurrence and during the continuance of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Term B Dollar Note may become, or may be declared to be, immediately due and payable, all as provided therein.

        All parties now and hereafter liable with respect to this Term B Dollar Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

        THIS TERM B DOLLAR NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

HUNTSMAN INTERNATIONAL LLC
By:
Name:
Title:

 Exhibit 4.7(d)

FORM OF SECTION 4.7(d)(i) CERTIFICATE

 FORM OF SECTION 4.7(d)(i) CERTIFICATE

        Reference is hereby made to the Credit Agreement, dated as of August 16, 2005, among Huntsman International LLC, a Delaware limited liability company, Deutsche Bank AG New York Branch, as Administrative Agent for the Lenders, Deutsche Bank Securities Inc., as Joint Lead Arranger and Joint Book Runner, Credit Suisse as Joint Lead Arranger and Joint Book Runner, Citigroup Global Markets Inc., as Joint Book Runner, and the financial institutions signatory thereto (the "Credit Agreement"). Pursuant to the provisions of Section 4.7(d)(i) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.

[NAME OF LENDER]
By	Name: Title:

 Exhibit 5.1(c)

FORM OF PLEDGE AGREEMENT

 Execution Version

        PLEDGE AGREEMENT

dated as of August 16, 2005

by and among

HUNTSMAN INTERNATIONAL LLC,

CERTAIN SUBSIDIARIES OF HUNTSMAN INTERNATIONAL LLC

FROM TIME TO TIME PARTY HERETO

and

DEUTSCHE BANK AG NEW YORK BRANCH,
AS COLLATERAL AGENT

i

ii

ANNEXES
ANNEX A	—	Definitions
SCHEDULES
SCHEDULE A	—	Existing Hedging Agreements
SCHEDULE B	—	Capital Stock
SCHEDULE 2.1(e)	—	Chief Executive Officer
SCHEDULE 2.1(f)	—	Trade and Fictitious Names
SCHEDULE 2.1(g)	—	State of Incorporation
EXHIBITS
EXHIBIT A	—	Form of Supplement to Pledge Agreement

iii

 PLEDGE AGREEMENT

        PLEDGE AGREEMENT (as amended, restated, supplemented, replaced or otherwise modified from time to time, this "Agreement"), dated as of August 16, 2005, is by and among each of the undersigned (each, an "Pledgor" and, together with any other entity that becomes a party hereto pursuant to Section 11.2(d) hereof, collectively, the "Pledgors") and DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent for the benefit of (i) the Lenders and the Administrative Agent under the Credit Agreement hereinafter referred to; (ii) if one or more Lenders (or any Affiliate thereof) has heretofore entered into or hereafter enters into one or more Interest Rate Agreements or Other Hedging Agreements permitted pursuant to Section 8.2(e) of the Credit Agreement with, or guaranteed by, the Borrower or any of its Subsidiaries, any such Lender or Lenders or any Affiliate of such Lender or Lenders (even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason) so long as any such Lender or Affiliate participates in the extension of such Interest Rate Agreements or Other Hedging Agreements and their subsequent assigns, if any (collectively, the "Secured Hedging Agreements"); and (iii) one or more financial institutions from time to time party to Overdraft Facilities Agreements with, or guaranteed by, the Borrower or any of its Subsidiaries (collectively the "Secured Parties" or the "Secured Party"). The meaning of capitalized terms used herein shall be determined in accordance with Section 11.13 hereof.

W I T N E S S E T H:

        WHEREAS, Huntsman International LLC, a Delaware limited liability company (the "Borrower" or the "Company"), the financial institutions (the "Lenders") from time to time party thereto, Deutsche Bank AG New York Branch, as administrative agent (together with any successor agent, the "Administrative Agent"), Deutsche Bank Securities Inc., as joint lead arranger and joint book runner, Citigroup Global Markets Inc., as co-syndication agent, joint lead arranger and joint book runner and Credit Suisse, as co-syndication agent and joint book runner, are contemporaneously herewith entering into a Credit Agreement dated as of the date hereof (the "Credit Agreement", as the same may hereafter be amended, modified, extended, renewed, replaced, restated, waived or supplemented from time to time, and including any agreement extending the maturity of or restructuring of all or any portion of the Indebtedness under such agreement or any successor agreements);

        WHEREAS, the Borrower or any of its Subsidiaries may have from time to time before the date hereof, entered into, or guaranteed, one or more Interest Rate Agreements or Other Hedging Agreements each as described on Schedule A hereto (collectively, the "Existing Hedging Agreements");

        WHEREAS, on the Closing Date, Huntsman LLC, a Utah limited liability company ("HLLC"), will merge with and into the Borrower, with the Borrower as the surviving entity;

        WHEREAS, the Borrower or any of its Subsidiaries may at any time and from time to time enter into, or guarantee, one or more Interest Rate Agreements or Other Hedging Agreements;

        WHEREAS, the Borrower or any of its Subsidiaries may at any time and from time to time enter into, or guarantee, one or more loan agreements evidencing the Overdraft Facilities (the "Overdraft Facilities Agreements");

        WHEREAS, pursuant to the Subsidiary Guaranty, each Pledgor (other than the Borrower) has jointly and severally guaranteed to the Secured Parties the payment when due of all obligations of Borrower and the other Pledgors under or with respect to the Loan Documents, the Secured Hedging Agreements and the Overdraft Facilities Agreements;

        WHEREAS, Huntsman Headquarters Corporation has guaranteed to the Secured Parties the payment when due of all obligations of Borrower and the other Pledgors under or with respect to the Loan Documents, the Secured Hedging Agreements and the Overdraft Facilities Agreements; and

        WHEREAS, each Pledgor desires to execute this Agreement in order to satisfy the conditions under the Credit Agreement.

        NOW, THEREFORE, in consideration of the extensions of credit to be made to each Pledgor and other benefits accruing to each Pledgor, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby covenants and agrees with the Collateral Agent for the benefit of the Secured Parties as follows:

ARTICLE I

SECURITY INTERESTS

        1.1    Grant of Security Interests.    (a) As collateral security for the prompt and complete payment and performance of the Secured Obligations when due, and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to make the Loans and provide the other financial accommodations to Borrower contemplated therein, each such Pledgor does hereby grant, pledge, assign and transfer unto the Collateral Agent, in its capacity as Collateral Agent hereunder for the benefit of the Secured Parties, a continuing security interest of first priority in all of the right, title and interest of such Pledgor in, to and under all of the following, whether now existing or hereafter from time to time arising, and whether now owned or hereafter from time to time acquired or created: (i)(A) all Investment Property and General Intangibles consisting of Capital Stock (as defined in the Senior Secured Notes Indenture) of Subsidiaries (as defined in the Senior Secured Notes Indenture) of the Borrower or of any Guarantor (as defined in the Senior Secured Notes Indenture) described in Schedule B (as it may, from time to time, be supplemented in accordance with the terms hereof); (B) all other Investment Property and General Intangibles consisting of Capital Stock (as defined in the Senior Secured Notes Indenture) of Subsidiaries (as defined in the Senior Secured Notes Indenture) of the Borrower or of any Guarantor (as defined in the Senior Secured Notes Indenture); provided that, subject to Section 7.13 of the Credit Agreement and the last paragraph of Section 1.2 hereof, in the case of this clause (B), each Pledgor's grant, pledge, assignment and transfer of Pledgor's right, title, and interest in Foreign Subsidiaries extends to only 65% of the Capital Stock or other equity interests of first-tier Foreign Subsidiaries of such Pledgor; and (C) all Stock Rights of each Pledgor with respect to its Pledged Stock, and (ii) all Proceeds and products of any and all of the foregoing (including, without limitation, all insurance and claims for insurance effected or held for the benefit of such Pledgor in respect thereof) (all of the above, as limited below in Sections 1.1(c) and 1.1(d), collectively, the "Collateral"); provided, however, that the security interests granted hereunder shall only cover any Pledgor's right, title and interest in any asset subject to liens described in clause (2) of Section 8.1(h) of the Credit Agreement, to the extent that the Lender (as defined in that certain Loan Agreement by and among Huntsman Headquarters Corporation, Huntsman Petrochemical Corporation, Huntsman Chemical Corporation, Huntsman Packaging Corporation and U.S. Bank of Utah dated as of December 17, 1996 (the "Headquarters Loan Agreement") has consented to the grant by Huntsman Headquarters Corporation of a security interest in any Collateral (as defined in the Headquarters Loan Agreement) hereunder.

        (b)   The security interests of the Collateral Agent under this Agreement extend to all Collateral of the kind which is the subject of this Agreement (but subject to the limitations contained in this Agreement, including the limitations set forth in Section 1.1(a)(i)(B)) hereof which any Pledgor may acquire at any time during the continuation of this Agreement.

        (c)   The Collateral shall not include any property or assets (whether tangible or intangible, including without limitation, Capital Stock) or any right, title or interest in respect thereof (i) which is subject to an agreement that expressly prohibits the assignment thereof, or the creation of a security interest therein (including, without limitation, a Permitted Accounts Receivables Securitization and the Joint Venture Agreement of Louisiana Pigment Company as it relates to the Capital Stock of TAI), (ii) to the extent that any law or regulation applicable to such rights or property prohibits the assignment thereof or the creation of a security interest therein and (iii) to the extent that such collateral is not required to be pledged under Section 7.11(a), (c), (d) or (e) of the Credit Agreement;

provided, however, that such rights and property described in the preceding clauses (i) and (ii) shall be excluded from the Collateral only to the extent and for so long as such agreement (in the case of clause (i)) or such law (in the case of clause (ii)) continues to expressly prohibit the creation of such security interest, and upon the expiration of such prohibition, the rights and property as to which such prohibition previously applied shall automatically be included in the Collateral, without further action on the part of the Pledgor or the Collateral Agent.

        (d)   Notwithstanding Sections 1.1(a) and (b), for the avoidance of doubt, Collateral shall not include Capital Stock and equity interests, or portions thereof, of Persons organized outside the United States which would otherwise be required to be pledged to the Collateral Agent pursuant to the terms hereof ("Foreign Equity Interests") but which are pledged pursuant to collateral documents ("Foreign Pledge Documents") governed by the laws of a jurisdiction other than any State or Federal laws of the United States of America, including, without limitation, the Capital Stock of TG and the Capital Stock representing 65% of the combined voting power of UK Holdco 1.

        1.2    Delivery of Pledged Stock.    The certificates representing the Pledged Stock listed on Schedule B (other than Pledge Stock which is not certificated) shall be delivered to the Collateral Agent contemporaneously herewith together with appropriate undated stock powers duly executed in blank. Neither the Collateral Agent nor any Secured Party shall be obligated to preserve or protect any rights with respect to the Pledged Stock or to receive or give any notice with respect thereto whether or not the Collateral Agent or any Secured Party is deemed to have knowledge of such matters. The Collateral Agent agrees to hold such Pledged Stock, and any other Collateral in its possession for the benefit of the Secured Parties.

        Subject to Section 7.13 of the Credit Agreement, (i) if and to the extent that the Collateral Agent receives or holds stock certificates representing more than 65% of the total combined voting power of all classes of Capital Stock of any Foreign Subsidiary (other than TG) entitled to vote, the Collateral Agent agrees to act as bailee and custodian for the benefit of the Pledgor with respect to any portion of such Capital Stock representing more than 65% of the total combined voting power of all classes of Capital Stock of any such Foreign Subsidiary except as otherwise provided in the last sentence of this Section 1.2u and (ii) if following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder which would permit a pledge of 66 2/3% or more of the total combined voting power of all classes of Capital Stock of such Foreign Subsidiary entitled to vote without causing the undistributed earnings of such Foreign Subsidiary as determined for Federal income taxes to be treated as a deemed dividend to the Pledgor for Federal income tax purposes, then the 65% limitation set forth in clause (i) of this paragraph shall no longer be applicable (or shall be adjusted, as appropriate) and the Pledgor shall duly pledge and deliver to the Collateral Agent an additional amount of such Capital Stock equal to the appropriately adjusted percentage limitation minus the amount otherwise required to be pledged pursuant to the first sentence of this Section 1.2 hereunder.

        1.3    Continued Performance by Pledgor.    The assignments and security interests under this Agreement granted to the Collateral Agent shall not relieve any Pledgor from the performance of any term, covenant, condition or agreement on such Pledgor's part to be performed or observed under or in respect of any of the Collateral pledged by it hereunder or from any liability to any Person under or in respect of any of such Collateral or impose any obligation on the Collateral Agent to perform or observe any such term, covenant, condition or agreement on such Pledgor's part to be so performed or observed or impose any liability on the Collateral Agent for any act or omission on the part of such Pledgor relative thereto or for any breach of any representation or warranty on the part of such Pledgor contained in this Agreement or any other Loan Document, or in respect of the Collateral pledged by it hereunder or made in connection herewith or therewith.

        1.4    Power of Attorney.    By way of securing its obligations hereunder, each Pledgor hereby constitutes and appoints the Collateral Agent its true and lawful attorney, irrevocably, with full power after the occurrence of and during the continuance of an Event of Default (in the name of such Pledgor or otherwise), in the Collateral Agent's discretion, to take any action and to execute any instrument which the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, which appointment as attorney is coupled with an interest.

ARTICLE II

GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

        2.1    General Representations, Warranties and Covenants.    In addition to and not in limitation of the representations and warranties of any Pledgor set forth in any other Debt Document to which such Pledgor is a party, each Pledgor represents, warrants and covenants to the Collateral Agent, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

        (a)    Incorporation of Credit Agreement Representations.    The representations and warranties set forth in Article VI of the Credit Agreement as they relate to such Pledgor or to the Loan Documents to which such Pledgor is party, each of which representations is incorporated herein by reference, are true and correct in all material respects and the Collateral Agent shall be entitled to rely on such representations and warranties as if fully set forth herein.

        (b)    Title to Pledged Stock.    Such Pledgor is the record and beneficial owner of each share of the Pledged Stock indicated on Schedule B as being owned by it. All of such shares of the Pledged Stock are duly authorized, validly issued, fully paid and non-assessable (or, with respect to foreign entities, to the extent such concepts are applicable under the laws under which such entities are organized). Such Pledgor has all requisite rights, power, and authority to pledge and deliver such Pledged Stock to the Collateral Agent pursuant hereto (or, with respect to the Capital Stock that is not certificated, to execute, deliver, record and register any and all pledges or charges on such shares which are necessary or advisable to create a first priority perfected security interest (subject to clauses (i) and (vi) of the definition of "Customary Permitted Liens" in the Credit Agreement) in such shares). Each Pledgor indicated on Schedule B as owning shares in a foreign entity has executed and delivered and will promptly following the date hereof record and register, any and all pledges, charges and other instruments necessary to create valid, continuing, perfected Liens (or the equivalent rights under the applicable laws of the relevant foreign jurisdictions) on such Pledged Stock (subject to clauses (i) and (vi) of the definition of "Customary Permitted Liens" in the Credit Agreement) in favor of the Collateral Agent, for the benefit of the Collateral Agent and the Secured Parties.

        (c)    Necessary Filings.    Subject to the limitations described in Section 6.21(a) of the Credit Agreement, all documents and instruments for all filings, registrations and recordings necessary or appropriate to create, preserve, protect and perfect the security interests granted by the Pledgors to the Collateral Agent hereby in respect of the Collateral have been delivered by the Pledgors to the Collateral Agent, and, upon the Collateral Agent's accomplishing of all such filings, registrations and recordings, the security interests granted to the Collateral Agent for the benefit of the Collateral Agent and the Secured Parties pursuant to this Agreement in and to the Collateral constitute or shall constitute perfected security interests therein and is or shall be entitled to all the rights, priorities and benefits afforded by the UCC or other relevant law as enacted in any relevant jurisdiction to perfected security interests.

        (d)    Other Financing Statements.    As of the date hereof, there is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) on file or of record in any relevant jurisdiction covering or purporting to cover any interest of any kind in the Collateral, except for (i) those evidencing Permitted Liens and (ii) financing statements evidencing Liens released on the date hereof (or for which a UCC-3 termination statement or other release satisfactory to the Collateral Agent shall have been previously filed or delivered to the Collateral Agent on the date hereof) and, so long as any of the Secured Obligations are in effect, no Pledgor will authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed to or to be filed in respect of and covering the security interests granted hereby by such Pledgor or for those evidencing Permitted Liens.

        (e)    Chief Executive Office; Records.    The chief executive office of each Pledgor is located at the address indicated on Schedule 2.1(e) hereto for such Pledgor. No Pledgor shall move its chief executive office until (i) it shall have given to the Collateral Agent not less than 30 days' (or such shorter period as may be acceptable to the Collateral Agent) prior written notice of its intention to do so, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request, (ii) with respect to such new location, it shall have taken all action, reasonably satisfactory to the Collateral Agent, to maintain the security interests of the Collateral Agent in the Collateral intended to be granted and perfected hereby at all times fully perfected and in full force and effect, (iii) at the reasonable request of the Collateral Agent, it shall have furnished an opinion of counsel acceptable to the Collateral Agent to the effect that all financing or continuation statements and amendments or supplements thereto have been filed in the appropriate filing office or offices, and all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interests granted hereby and (iv) the Collateral Agent shall have received evidence that all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interests granted hereby.

        (f)    Trade Names; Change of Name.    The true and correct corporation identification number (if applicable) or other applicable formation identification number (if applicable) of each Pledgor, the exact legal name of each Pledgor as it appears in official filings in the state of its incorporation or organization and the jurisdiction of incorporation or organization of each Pledgor is set forth on Schedule 2.1(f). No Pledgor shall change its legal name or assume or operate in any jurisdiction under any trade, fictitious or other name in any manner which might make any financing statement or continuation statement filed in connection therewith misleading within the meaning of Article 9 of the UCC until (i) it shall have given to the Collateral Agent not less than 30 days' prior written notice of its intention so to do, clearly describing such new name and the jurisdictions in which such new name shall be used and providing such other information in connection therewith as the Collateral Agent may reasonably request, (ii) with respect to such new name, it shall have taken all action to maintain the security interests of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect, (iii) at the reasonable request of the Collateral Agent, it shall have furnished an opinion of counsel reasonably acceptable to the Collateral Agent to the effect that all financing or continuation statements and amendments or supplements thereto have been filed in the appropriate filing office or offices, and (iv) the Collateral Agent shall have received evidence reasonably satisfactory to it that all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interests granted hereby.

        (g)    Jurisdiction of Incorporation.    The jurisdiction of incorporation or formation of each Pledgor as of the date hereof is listed Schedule 2.1(g). Without limiting the prohibitions on mergers involving the Pledgors contained in the Credit Agreement, no Pledgor shall reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof unless (i) it shall have given to the Collateral Agent not less than 30 days' prior written notice of its intention to do so, clearly describing such new state of incorporation or formation, as the case may be, and providing such other information in connection therewith as the Collateral Agent may reasonably request, (ii) with respect to such new state of incorporation or formation, as the case may be, it shall have taken all action, reasonably satisfactory to the Collateral Agent, to maintain the security interest of the Collateral Agent in the Collateral intended to be granted and perfected hereby at all times fully perfected and in full force and effect, (iii) at the reasonable request of the Collateral Agent, it shall have furnished a customary opinion of counsel reasonably acceptable to the Collateral Agent to the effect that all financing or continuation statements and amendments or supplements thereto have been filed in the appropriate filing office or offices, and all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interest granted hereby and (iv) the Collateral Agent shall have received evidence reasonably satisfactory to it that all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings have been taken, in order to perfect (and maintain the perfection and priority of) the security interest granted hereby.

        2.2    Reliance.    All agreements, statements, representations and warranties made by each Pledgor herein or in any certificate or other instrument delivered by such Pledgor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of this Agreement, the other Loan Documents, the Secured Hedging Agreements and the Overdraft Facilities Agreements regardless of any investigation made by the Secured Parties or on their behalf.

ARTICLE III

PROVISIONS CONCERNING PLEDGED STOCK

        From the date hereof and continuing thereafter until this Agreement is terminated pursuant to Section 12.2, each Pledgor covenants and agrees with the Collateral Agent and the Secured Parties as follows:

        3.1    Pledge of Additional Stock.    To the extent required by the Credit Agreement, if any Pledgor shall at any time acquire any additional shares of the Capital Stock of any class pledged or required to be pledged hereunder, whether such acquisition shall be by purchase, exchange, reclassification, dividend, or otherwise, or acquire any new Capital Stock, such Pledgor shall forthwith (and without the necessity for any request or demand by the Collateral Agent or any Secured Party) (a) unless such shares are uncertificated shares, deliver such share certificates to the Collateral Agent in the same manner as described in Section 1.2, or (b) if such shares are uncertificated shares of Capital Stock, take all actions necessary to grant to the Collateral Agent a perfected security interest in such shares (including the execution, delivery, recording and registering of a pledge or a charge on shares with any and all appropriate company or governmental offices) together with, in either case, a supplement to Schedule B reflecting the addition of such additional share certificates of Capital Stock, whereupon such additional share certificates of Capital Stock shall be deemed to be Pledged Stock for all purposes hereunder. Each Pledgor will hold in trust for the Collateral Agent and the Secured Parties upon receipt and immediately thereafter deliver to the Collateral Agent any instrument evidencing or constituting Collateral (except, so long as no Event of Default has occurred and is continuing, ordinary cash dividends, if any, paid with respect to the Pledged Stock and the Stock Rights, as permitted by the Credit Agreement).

        3.2    Capital Stock.

        (a)    Registration of Capital Stock.    At any time after the occurrence and during the continuance of an Event of Default, each Pledgor will, to the extent permitted by the Requirements of Law, permit any registerable Capital Stock constituting Collateral to be registered in the name of the Collateral Agent or its nominee at the option of the Collateral Agent.

        (b)    Exercise of Rights in Capital Stock.    Subject to Article V, each Pledgor will permit the Collateral Agent or its nominee at any time after the occurrence and during the continuance of an Event of Default, without notice, to exercise all voting and corporate rights relating to the Capital Stock constituting Collateral, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any shares of the Capital Stock and the Stock Rights as if it were the absolute owner thereof.

ARTICLE IV

PROVISIONS CONCERNING ALL COLLATERAL

        4.1    Protection of Collateral Agent's Security.    Each Pledgor covenants that it will do nothing to impair the rights of the Collateral Agent in the Collateral hereunder. Each Pledgor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of such Pledgor to satisfy its Secured Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Pledgor, except due to the gross negligence or willful misconduct of the Collateral Agent.

        4.2    Right to Initiate Judicial Proceedings, etc.    Upon the occurrence and during the continuance of an Unmatured Event of Default or an Event of Default, the Collateral Agent shall have the exclusive right, obligation and power to institute and maintain, and it shall institute and maintain such suits and proceedings as directed by the Instructing Group pursuant to this Agreement to protect and enforce the rights vested in it by this Agreement for the benefit of the Secured Parties.

        4.3    Appointment of a Receiver.    After the occurrence and during the continuance of an Event of Default, the Collateral Agent may be appointed as a receiver of any or all of the Collateral in a judicial proceeding. Notwithstanding the appointment of a receiver, the Collateral Agent shall be entitled to retain possession and control of all cash held by or deposited with it or its agents or co-agents pursuant to any provision of this Agreement or any Mortgage.

        4.4    Further Actions.    Each Pledgor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted by such Pledgor, which the Collateral Agent deems reasonably appropriate or advisable to perfect, preserve, realize upon or protect its security interest in the Collateral, within seven days after any request by the Collateral Agent or such earlier date as may be required by law or necessary to preserve or protect the security interests in the Collateral granted by such Pledgor pursuant to this Agreement.

        4.5    Financing Statements.    Each Pledgor agrees to authorize and deliver to the Collateral Agent such financing statements, in form acceptable to the Collateral Agent, as the Collateral Agent may from time to time request as are necessary or desirable in the reasonable opinion of the Collateral Agent to establish and maintain a valid, enforceable, first priority perfected security interest in its Collateral in favor of the Collateral Agent for the benefit of the Secured Parties and as provided herein and the other rights and security contemplated hereby all in accordance with the Uniform Commercial Code as enacted in any and all relevant jurisdictions or any other relevant law. Each Pledgor will pay any applicable filing fees, recordation taxes and expenses relating to its Collateral. Each Pledgor authorizes the Collateral Agent to file and deliver any such financing statements without the signature of such Pledgor where permitted by law. The Pledgors authorize the filing of any financing statement that the Collateral Agent deems necessary or advisable and such financing statements may include super-generic descriptions of the Collateral.

        4.6    Control.    To the extent required under Section 9-313 of the Uniform Commercial Code, where any Collateral with a fair market value of greater than $5,000,000 is in the possession of a third party, each Pledgor will join with the Collateral Agent in notifying the third party of the Collateral Agent's security interests and will use its commercially reasonable efforts to obtain an acknowledgement from the third party that it is holding the Collateral for the benefit of the Collateral Agent. Upon request of the Collateral Agent, each Pledgor will cooperate with the Collateral Agent in obtaining control with respect to Collateral consisting of Investment Property constituting Collateral hereunder (to the extent "control" within the meaning of Sections 8-106 and 9-106 of the UCC can be obtained with respect to such Investment Property).

        4.7    Receivables Subsidiary.    The Borrower will direct each member of the Board of Directors of HRF to adopt and keep in full force and effect at all times the resolution set forth in Exhibit B hereto and, in the event that a member of the Board of Directors of HRF shall fail to do so, immediately remove such member and appoint a new member of the Board of Directors of HRF.

ARTICLE V

REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT

        5.1    Default.

        (a)   Unless and until an Event of Default shall occur and be continuing and subject to the last sentence of Section 3.1 above, each Pledgor shall be entitled to receive all cash dividends or other distributions on its Pledged Stock except (i) distributions made in Capital Stock on such Pledged Stock resulting from stock dividends on or subdivision, combination or reclassification of the outstanding Capital Stock of any corporation or as a result of any merger, consolidation, acquisition or other exchange of assets of any corporation unless the requirements of the next sentence are complied with; and (ii) all sums paid in respect of such Pledged Stock upon liquidation or dissolution, repurchase, retirement or redemption, other than as permitted by Section 8.3 of the Credit Agreement. All such sums, dividends, distributions, proceeds or property described in the immediately preceding clauses (i) and (ii) shall, if received by any Pledgor, be held in trust for the benefit of the Collateral Agent and Secured Parties and shall forthwith be delivered to the Collateral Agent (accompanied by proper instruments of assignment and/or stock powers executed by such Pledgor in accordance with the Collateral Agent's instructions) to be held subject to the terms of this Agreement. Upon the occurrence and during the continuance of a Event of Default, the Collateral Agent shall be entitled to receive all payments of whatever kind made upon or with respect to any Collateral and to hold such payments as Collateral or apply such payments pursuant to the terms of this Agreement.

        (b)   At any time after an Event of Default has occurred and is continuing, the Collateral Agent shall be entitled upon delivery of a written certification from the Administrative Agent to the Collateral Agent certifying that an Event of Default has occurred and is continuing (a "Default Certification") to exercise, or to refrain from exercising, any right, remedy, trust or power available to or conferred on the Collateral Agent hereunder and in connection herewith, to direct the time, method and place of conducting any proceeding for any right or remedy available to the Collateral Agent under this Agreement or of exercising any trust or power conferred on the Collateral Agent under this Agreement, or for the appointment of a receiver, or to direct the taking or refraining from taking of any other action authorized by this Article V.

        (c)   So long as no Event of Default has occurred and is continuing, the Pledgors shall have the sole and exclusive right to vote and give consents with respect to all of their respective Pledged Stock and to consent to, ratify or waive notice of any and all meetings. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent, on behalf of the Secured Parties, shall have the exclusive right, but shall not be obligated, (i) to vote and give consents with respect to any merger, consolidation, liquidation or reorganization of the issuer of any Pledged Stock and, in connection therewith, to join in and become a party to any plan of recapitalization, reorganization, or readjustment (whether voluntary or involuntary) as shall seem desirable to the Collateral Agent, to protect or further their interests in respect of the Collateral, (ii) to deposit the Collateral under any such plan, and (iii) to make any exchange, substitution, cancellation or surrender of the Collateral required by any such plan and to take such action with respect to the Collateral as may be required by any such plan or for the accomplishment thereof, and no such disposition, exchange, substitution, cancellation or surrender shall be deemed to constitute a release of the Collateral from the Liens of this Agreement.

        5.2    Remedies; Obtaining the Collateral Upon Default.    Each Pledgor agrees that if any Event of Default shall have occurred and be continuing, then and in every such case, subject to any mandatory requirements of applicable law then in effect, the Collateral Agent, acting at the direction of the Instructing Group, shall have, in addition to any rights now or hereafter existing under applicable law, and shall have all rights as a secured creditor under the Uniform Commercial Code in all relevant jurisdictions and may also:

        (a)   in addition to any rights the Collateral Agent may have under Section 4.4, instruct the obligor or obligors on any agreement, instrument or other obligation constituting such Pledgor's Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent or to a cash collateral account and may exercise any and all remedies of such Pledgor in respect of such Collateral; and

        (b)   sell, assign or otherwise liquidate, or direct any Pledgor to sell, assign or otherwise liquidate, any or all of the Collateral or any part thereof, and take possession of the proceeds of any such sale or liquidation; it being understood that each Pledgor's obligation so to deliver such Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by each Pledgor of said obligation.

        5.3    Remedies; Disposition of the Collateral.    Any Collateral repossessed by the Collateral Agent under or pursuant to Section 5.2 and any other Collateral whether or not so repossessed by the Collateral Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Collateral Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Subject to mandatory requirements of applicable laws then in effect, any of the Collateral may be sold, leased or otherwise disposed of in the condition in which the same existed when taken by the Collateral Agent or after any overhaul or repair at the expense of the relevant Pledgor which the Collateral Agent shall determine to be commercially reasonable. Subject to mandatory requirements of applicable laws then in effect, any such disposition that shall be a private sale or other private proceeding permitted by such requirements shall be made upon not less than ten (10) days' written notice to the applicable Pledgor specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the ten (10) days after the giving of such notice, to the right of the applicable Pledgor or any nominee of such Pledgor to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified. Subject to mandatory requirements of applicable laws then in effect, any such disposition that shall be a public sale permitted by such requirements shall be made upon not less than ten (10) days' written notice to the applicable Pledgor specifying the time and place of such sale and, in the absence of applicable requirements of law, shall be by public auction (which may, at the Collateral Agent's option, be subject to reserve), after publication of notice of such auction not less than ten (10) days prior thereto in two newspapers of general circulation in Salt Lake City, Utah, the City of New York and in such other locations as may be necessary in order for the sale to be "commercially reasonable" (as such term is used in Article 9 of the Uniform Commercial Code). To the extent not prohibited by any Requirement of Law, the

Collateral Agent or any Secured Party may bid for (for cash or as credit against the amount owing to it) and become the purchaser of the Collateral or any item thereof, offered for sale in accordance with this Section without accountability to the applicable Pledgor. If, under mandatory requirements of applicable law, the Collateral Agent shall be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to the applicable Pledgor as hereinabove specified, the Collateral Agent need give such Pledgor only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of applicable law. Each Pledgor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such sale or sales of all or any portion of the Collateral pledged by it valid and binding and in compliance with any and all Requirements of Law, all at such Pledgor's expense. Proceeds of any sale or other disposition of Collateral pursuant hereto shall be applied in accordance with Section 5.5.

        5.4    Waiver of Claims.    Except as otherwise provided in this Agreement, EACH PLEDGOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY THE REQUIREMENTS OF LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT'S TAKING POSSESSION OR THE COLLATERAL AGENT'S DISPOSITION OF ANY OF THE COLLATERAL PURSUANT TO SECTION 5.3, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES, and in connection therewith, each Pledgor hereby further waives, to the extent permitted by law:

        (a)   all damages occasioned by such taking of possession except any damages which are the direct result of the gross negligence or willful misconduct of the Collateral Agent, its employees or agents;

        (b)   all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent's rights hereunder; and

        (c)   all rights of redemption, marshaling, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and such Pledgor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

        Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against such Pledgor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Pledgor.

        5.5    Application of Proceeds.

        (a)   All moneys collected by the Collateral Agent upon any sale or other disposition of the Assets, together with all other moneys received by the Collateral Agent hereunder, shall be applied as follows:

            (i)  first, to the payment to the Collateral Agent or the Administrative Agent an amount equal to (A) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interests in the Collateral; and (B) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of any Pledgor with respect to any portion of the Secured Obligations after an Event of Default shall have occurred and be continuing, the reasonable expenses of taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys' fees and court costs;

          (ii)   second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Primary Obligations shall be paid to the Secured

  Parties as provided in Section 5.5(d) hereof, with each Secured Party receiving an amount equal to such outstanding Primary Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share of the amount remaining to be distributed;

          (iii)  third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Secondary Obligations shall be paid to the Secured Parties as provided in Section 5.5(d), with each Secured Party receiving an amount equal to its outstanding Secondary Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed; and

          (iv)  fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iii), inclusive, and following the termination of this Agreement pursuant to Section 9.2, to the relevant Pledgor or to whomever may be lawfully entitled to receive such surplus, or as a court of competent jurisdiction may direct.

        (b)   For purposes of this Agreement (i) "Pro Rata Share" shall mean, when calculating a Secured Party's portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction, the numerator of which is the then unpaid amount of such Secured Party's Primary Obligations or Secondary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary Obligations or Secondary Obligations, as the case may be, (ii) "Primary Obligations" shall mean (A) in the case of the Credit Agreement Obligations, all principal of, and interest on, all Loans (together with all interest accrued thereon) under the Credit Agreement, and all fees, and (B) in the case of the Secured Hedging Obligations and Overdraft Facilities Obligations, all amounts due under the Secured Hedging Agreements and the Overdraft Facilities Agreements (other than indemnities, fees (including, without limitation, attorneys' fees) and similar obligations and liabilities) and (iii) "Secondary Obligations" shall mean all Obligations other than Primary Obligations.

        (c)   If any payment to any Secured Party of any distribution would result in overpayment to such Secured Party, such excess amount shall instead be distributed in respect of the unpaid Primary Obligations or Secondary Obligations, as the case may be, of the other Secured Parties, with each Secured Party whose Primary Obligations or Secondary Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of such Secured Party and the denominator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of all Secured Parties entitled to such distribution.

        (d)   All payments required to be made hereunder shall be made (i) if to the Lenders or the Administrative Agent, to the Administrative Agent under the Credit Agreement for the account of the Lenders or the Administrative Agent, as the case may be, and (ii) if to any other Secured Party, to the trustee, paying agent or other similar representative (each a "Representative") for such other Secured Party or, in the absence of such a Representative, such applicable Secured Party.

        (e)   For purposes of applying payments received in accordance with this Section 8.5, the Collateral Agent shall be entitled to rely upon (i) the Administrative Agent under the Credit Agreement and (ii) the other applicable Secured Parties for a determination (which the Administrative Agent, and the other Secured Parties agree (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Primary Obligations and Secondary Obligations owed to the Administrative Agent, Lenders, or the other applicable Representatives or Secured Parties, as the case may be. Unless it has actual knowledge (including by way of written notice from a Secured Party to the contrary), the Administrative Agent, and each other applicable Representative or Secured Party, in furnishing information pursuant to the preceding sentence, and the Collateral Agent, in acting hereunder, shall be entitled to assume that no Secondary Obligations are outstanding.

        (f)    Each Secured Party hereby agrees that, notwithstanding the order of filing of the financing statements evidencing the granting of security interests hereunder or any other priority to which such Secured Party may otherwise be entitled, (i) the proceeds of the Collateral shall be distributed in accordance with the provisions of this Section 5.5, (ii) the Collateral Agent shall have discretion to apply proceeds of Collateral in such a manner as is necessary to give effect to this Section 5.5, and (iii) any proceeds of the Collateral received by it other than from the Collateral Agent shall be held in trust and immediately turned over to the Collateral Agent for application in accordance with the provisions of this Section 5.5.

        (g)   This Agreement is made with full recourse to each Pledgor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Pledgor contained herein, in the other Loan Documents, and, as applicable, the Secured Hedging Agreements, the Overdraft Facilities Agreements and otherwise in connection herewith or therewith.

        (h)   It is understood and agreed that the Pledgors shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral hereunder and the aggregate amount of the sums referred to in clauses (i) through (iii) inclusive, of Section 5.5(a).

        5.6    Remedies Cumulative.    Each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given under this Agreement, the Secured Hedging Agreements, the other Loan Documents, or now or hereafter existing at law or in equity, or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Secured Obligations and no course of dealing between the relevant Pledgor and the Collateral Agent or any holder of any of the Secured Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Event of Default or an acquiescence therein. No notice to or demand on any Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover expenses, including attorneys' fees, and the amounts thereof shall be included in such judgment.

        5.7    Discontinuance of Proceedings.    In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the relevant Pledgor, the Collateral Agent and each holder of any of the Secured Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interests created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.

        5.8    Collateral Agent's Calculations.

        (a)   For the purpose of determining the amount of the Secured Obligations to be used as a basis for applying Proceeds hereunder, promptly after the date that the Collateral Agent receives a Default Certification, the Collateral Agent shall send a copy thereof to each Representative, and each such recipient shall deliver to the Collateral Agent certifications as to the Secured Obligations owed to the Secured Parties for which such Representative acts, subject to an adjustment as a result of the provisions of Section 5.8(b).

        (b)   The Collateral Agent may rely on the certifications supplied by any Representative pursuant to Section 5.8(a), and the Collateral Agent shall have no liability to any Secured Party for actions taken in reliance on such information. All distributions made by the Collateral Agent pursuant to Section 5.1 and the other provisions of this Agreement shall (subject to any decree of any court of competent jurisdiction) be final as between the Collateral Agent and such Representative, and the Collateral Agent shall have no duty to inquire as to the application by any Representative or Secured Party of any amounts distributed to it. Notwithstanding anything else in this Agreement to the contrary, upon a determination by a court of competent jurisdiction (including any court having jurisdiction in any proceeding against any Pledgor under the Bankruptcy Code) as to any distributions payable to any Representative or Secured Party, any and all subsequent distributions with respect to such Secured Party shall be made in accordance therewith. If, at any time, the Collateral Agent reasonably determines in its sole discretion that an allocation or distribution previously made pursuant to Section 5.1 or any other provisions of this Agreement was based on a mistake of fact, the Collateral Agent may in its discretion, but shall not be obligated to, adjust subsequent allocations and distributions thereunder so that, on a cumulative basis, the Representative or Secured Parties receive the distributions to which they would have been entitled if such mistake of fact had not been made.

        (c)   Any amounts held by the Collateral Agent from time to time hereunder shall be invested in Cash or Cash Equivalents.

        5.9    Adjustments.    Solely for the purpose of determining any allocation being made pursuant to Section 8.1, any Proceeds previously allocated but not distributed until the distribution that is the subject of the allocation has been effected shall be deducted from the amount of the unpaid Secured Obligations in respect of which such Proceeds previously allocated but not distributed are allocated. In the event the Collateral Agent is unable to distribute any Proceeds, such Proceeds not distributed shall be held in trust for the benefit of the Person entitled to distribution thereof until the termination of this Agreement under Section 9.2, at which time the Collateral Agent shall give notice to such Person that Proceeds allocated to such Person remain in the custody of the Collateral Agent, and if such Person thereafter fails to request a distribution of such Proceeds within one hundred twenty (120) days after receipt by such Person of such notice, the Collateral Agent shall distribute all such Proceeds to the applicable Pledgor.

        5.10    Sharing Arrangements.

        (a)   The Secured Parties agree that the provisions of this Agreement with respect to allocations and distributions of Proceeds to the Secured Parties shall prevail notwithstanding any event or circumstance, including, without limitation, in the event that, through the operation of any bankruptcy, reorganization, insolvency or other laws or otherwise, the Collateral Agent's security interest in the Assets or the Collateral is avoided in whole or in part or is enforced with respect to some, but not all of the Secured Obligations then outstanding.

        (b)   In furtherance of the foregoing, the Secured Parties agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation otherwise payable to another Secured Party (but for the effect of such avoidance action) in accordance with this Article V (including any Section hereof) or any other provisions of this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of any such avoidance action otherwise allocable to them shall instead be allocated and turned over to such other Secured Party.

 ARTICLE VI

INDEMNITY

        6.1    Indemnity.

        (a)   Each Pledgor, jointly and severally, will indemnify and hold harmless the Collateral Agent, and each Secured Party and each director, officer, employee, partner, advisor, agent, attorney, trustee and Affiliate of the Collateral Agent, and each Secured Party (each such Person an "Indemnified Party") from and against all losses, claims, damages, penalties, obligations (including removal or remedial actions), expenses or liabilities which arise out of; in any way relate to, or result from the transactions contemplated by this Agreement, any of the other Loan Documents, or in any other way connected with the administration of the transactions contemplated hereby or thereby or the enforcement of any of the terms of, or the preservation of any rights thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), any contract claim or, to the maximum extent permitted under applicable law, the violation of the laws of any country, state or other governmental body or unit, or any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage) and to reimburse each Indemnified Party upon their demand, for any Attorney Costs incurred in connection with investigating, preparing to defend or defending any such loss, claim, damage, liability, action or claim; provided, however, that no Indemnified Party shall have the right to be so indemnified hereunder for any loss, claim, damage, penalties, obligations, expense or liability to the extent it arises or results from the gross negligence or willful misconduct or bad faith of such Indemnified Party as finally determined by a court of competent jurisdiction. If any action, suit or proceeding arising from any of the foregoing is brought against the Collateral Agent, any Secured Party or any other Indemnified Party, the Pledgors will, if requested by the Collateral Agent, any Secured Party or any such Indemnified Party, resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel reasonably satisfactory to the Person or Persons indemnified or intended to be indemnified. Each Indemnified Party shall, unless the Collateral Agent, a Secured Party or other Indemnified Party has made the request described in the preceding sentence and such request has been complied with, have the right to employ its own counsel (or (but not as well as) staff counsel) to investigate and control the defense of any matter covered by such indemnity and the reasonable fees and expenses of such counsel shall be at the expense of the indemnifying party. If any Pledgor shall fail to do any act or thing which it has covenanted to do hereunder or any representation or warranty on the part of any Pledgor contained herein or in any other Loan Document shall be breached, the Collateral Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend its funds for such purpose, and will use its best efforts to give prompt written notice to the Borrower that it proposes to take such action. Any and all amounts so expended by the Collateral Agent shall be repaid to it by the Pledgors promptly upon the Collateral Agent's demand therefor, with interest at the Default Rate in effect from time to time during the period including the date so expended by the Collateral Agent to the date of repayment. To the extent that the undertaking to indemnify, pay or hold harmless the Collateral Agent or any Secured Party as set forth in this Section 6.1 may be unenforceable because it is violative of any law or public policy, the Pledgors shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law. Except as specifically provided for in the Loan Documents, no party hereto shall be entitled to recover from any other party hereto any amount in respect of exemplary, punitive, special, indirect, remote, or speculative damages, including lost profits.

        (b)   If the Collateral Agent has been requested or instructed pursuant to this Agreement or any Loan Document to take, or to refrain from taking, any action pursuant to this Agreement or any Loan

Document, (i) each Pledgor agrees to, and (ii) the Secured Parties ratably in accordance with the amount of the Secured Obligations owing to them and with respect to which they have a security interest, if the Instructing Group has made such request or given such instruction, agree to, and hereby do indemnify and hold harmless the Collateral Agent to the fullest extent permitted by applicable law, from and against any and all liability, loss, costs, damages, attorneys' fees, fines, claims, judgments, amounts paid in settlement in connection with any threatened, pending or completed claim, action, suit, proceeding or investigation, whether criminal, civil or administrative, and expenses of whatever kind or nature which the Collateral Agent may sustain or incur by reason of or in connection with the Collateral Agent's acting or refraining to act in accordance with such request or instruction other than sustained or incurred by reason of the Collateral Agent's gross negligence, willful misconduct or bad faith; provided that the obligations of the Secured Parties under this Section 6.1(b) shall become enforceable against them if and only if and to the extent that (x) the Pledgors fail to pay the obligations arising under this Section 6.1(b) in accordance with the terms hereof and (y) the unallocated Proceeds from the Collateral are insufficient to pay the obligations arising under this Section 6.1(b).

        (c)   Without limiting the application of Section 6.1(a) hereof, each Pledgor agrees, jointly and severally, to pay, or reimburse the Collateral Agent for any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent's Liens on, and security interests in, the Collateral, including, without limitation, all reasonable fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other reasonable fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent's interests therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

        (d)   Without limiting the application of Section 6.1(a) hereof, each Pledgor agrees, jointly and severally, to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by any Pledgor in any Hedging Agreement or any Overdraft Facilities Agreement or in any writing contemplated by or made or delivered pursuant to or in connection with any Hedging Agreement or any Overdraft Facilities.

        6.2    Indemnity Obligations Secured by Collateral; Survival.    Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral prior to the release of the Collateral pursuant to the terms hereof The indemnity obligations of each Pledgor contained in this Article IX shall continue in full force and effect notwithstanding the full payment of all the Loans under the Credit Agreement, the termination of all Secured Hedging Agreements, the termination and payment in full of the Overdraft Facilities and the payment of all other Obligations and notwithstanding the discharge thereof or any other termination of this Agreement and the Mortgages, including pursuant to Section 12.2 and, as to any Collateral Agent, the resignation or removal thereof.

 ARTICLE VII

OTHER AGREEMENTS WITH COLLATERAL AGENT

        7.1    Compensation and Expenses.

        (a)   The Pledgors, jointly and severally, hereby agree to pay to the Collateral Agent, upon acceptance by the Collateral Agent of the obligations created by this Agreement and thereafter until all Proceeds are distributed and the security interests created by this Agreement are terminated, from time to time, upon demand, all of the reasonable costs and expenses of the Collateral Agent (including the reasonable fees and disbursements of its counsel and such special counsel as the Collateral Agent reasonably elects to retain) (i) arising in connection with the preparation, execution, delivery, modification, restatement, amendment or termination of this Agreement, and each Security Document or the enforcement (whether in the context of a civil action, adversary proceeding, bankruptcy, workout or otherwise) of any of the provisions hereof or thereof or (ii) incurred or required to be advanced in connection with the preservation, protection, realization on or defense of the Assets, the Collateral and of the Collateral Agent's rights hereunder and under the Security Documents, and in and to the Assets and the Collateral (collectively, the "Collateral Agent Costs"). The Collateral Agent's compensation shall not be limited by any law relating to compensation of a collateral agent. The obligations of the Pledgors under this Section 7.1 shall survive the termination of the other provisions of this Agreement.

        (b)   When the Collateral Agent incurs expenses or renders services after an order for relief with respect to any Pledgor shall have been entered under any applicable bankruptcy, insolvency or other similar law, the expense and the compensation for the Collateral Agent's services are intended to constitute expenses of administration under any bankruptcy law.

        7.2    Stamp and Other Taxes.    Each Pledgor agrees to indemnify and hold harmless the Collateral Agent and each Secured Party from and against any present or future claim for liability for any stamp or other similar tax (other than taxes described in clauses (i) through (vi) of Section 4.7(a) of the Credit Agreement) and any penalties or interest with respect thereto which may be assessed, levied or collected by any jurisdiction in connection with this Agreement, any Mortgage and all other Security Documents or the attachment or perfection of the security interests granted by such Pledgor in any Assets or Collateral, and all collateral under any and all other Security Documents. The obligations of the Pledgors under this Section 7.2 shall survive the termination of the other provisions of this Agreement, and the other Security Documents.

        7.3    Filing Fees, Excise Taxes, Etc.    Each Pledgor agrees to pay or to reimburse the Collateral Agent and each Secured Party for any and all amounts in respect of all (i) search, filing, recording and registration fees, and (ii) taxes, excise taxes, sales taxes and other similar imposts (other than taxes described in clauses (i) through (vi) of Section 4.7(a) of the Credit Agreement), in each case, which may be payable or determined to be payable in respect of the execution, delivery, performance and enforcement of this Agreement and the other Security Documents and agrees to save the Collateral Agent and each Secured Party harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees. The obligations of the Pledgors under this Section 7.3 shall survive the termination of the other provisions of this Agreement and the other Security Documents.

ARTICLE VIII

THE COLLATERAL AGENT

        8.1    Appointment of the Collateral Agent.    Each of the Secured Parties by its acceptance of the benefits hereof, hereby appoints Deutsche Bank AG New York Branch to serve as the Collateral Agent for such Person and authorizes the Collateral Agent to act as agent for such Person, subject to the provisions of this Agreement, for the purpose of enforcing the Secured Parties' respective rights in the

Assets and the Collateral and the obligations of the Pledgors hereunder and under the other Loan Documents to which any of the Pledgors is a party.

        8.2    Acceptance of Appointment.    Deutsche Bank AG New York Branch, for itself and its successors, hereby accepts its appointment as Collateral Agent upon the terms and conditions hereof, including those contained in Articles VI, VII and VIII.

        8.3    Further Assurances.    Each Secured Party agrees to execute, from time to time, further instruments and documents and to take, from time to time, all further action to evidence that the Secured Obligations owed to such Secured Party have been fully paid and satisfied and any commitments in respect thereof have been terminated, and as to any other matters that may be necessary or reasonably requested in writing by the Collateral Agent, in order to carry out or give effect to the provisions of this Agreement. The Collateral Agent shall be entitled to conclusively rely on any such instruments, documents or information believed by it in good faith to be genuine and duly authorized.

        8.4    Exculpatory Provisions.

        (a)   The Collateral Agent shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties contained herein or in any other Security Document. The Collateral Agent makes no representations as to the value or condition of the Collateral or Assets or any part thereof, or as to the title of the respective Pledgors thereto or as to the security afforded by this Agreement, or as to the validity, execution (except its own execution), enforceability, legality or sufficiency of this Agreement, or of the Secured Obligations, and the Collateral Agent shall incur no liability or responsibility in respect of any such matters. The Collateral Agent shall not be responsible for insuring the Assets or Collateral or for the payment of taxes, charges, assessments or liens upon the Assets or Collateral or otherwise as to the maintenance of the Assets or Collateral, except that (i) in the event the Collateral Agent enters into possession of a part or all of the Assets or Collateral, the Collateral Agent shall preserve the part in its possession and (ii) the Collateral Agent will promptly, and at its own expense, take such action as may be necessary to duly remove and discharge (by bonding or otherwise) any lien on any part of the Collateral resulting from claims against it (whether individually or as Collateral Agent, as the case may be) not related to the administration of the Collateral or (if so related) resulting from negligence or willful misconduct on its part.

        (b)   The Collateral Agent shall not be required to ascertain or inquire as to the performance by any Pledgor of any of the covenants or agreements contained herein or in any Debt Instrument. Whenever it is necessary, or in the opinion of the Collateral Agent advisable, for the Collateral Agent to ascertain the amount of, or whether the term "Fully Paid" applies to, any Secured Obligations, the Collateral Agent may rely on a certificate of the respective Secured Party or Representative with respect thereto. Each Secured Party and each Representative agrees to provide any such certificate so requested by the Collateral Agent, to the extent such information is contained on the books and records of the party requested to deliver such certificate, and to notify the Collateral Agent when those Secured Obligations owed to it are Fully Paid.

        (c)   Beyond its duties set forth in this Agreement and as may be required by law as to the custody of the Assets or Collateral and the accounting to each Pledgor and the Secured Parties for moneys received by it hereunder, the Collateral Agent shall have no duty to any Pledgor or to the Secured Parties as to any of the Assets or Collateral in its possession or control or in the possession or control of any agent or nominee of it or any income thereof or as to the preservation of rights against prior parties or any other rights pertaining thereto, except as required by Requirements of Law. To the extent, however, that the Collateral Agent or an agent or nominee of the Collateral Agent maintains possession or control of any of the Assets or Collateral at any office of any Pledgor, the Collateral Agent shall, or shall instruct such agent or nominee to, grant such Pledgor access to (but not possession of) such Assets that such Pledgor requires for the normal conduct of its business, which right of access may be revoked by the Collateral Agent at any time an Event of Default has occurred and is continuing.

        8.5    Delegation of Duties.    The Collateral Agent may execute any of the powers hereof and perform any duty hereunder either directly or by or through agents, nominees or attorneys-in-fact. The Collateral Agent shall be entitled to advice of counsel concerning all matters pertaining to such powers and duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agents, nominees or attorneys-in-fact selected by it without gross negligence or willful misconduct.

        8.6    Reliance by Collateral Agent.

        (a)   Whenever in the administration of this Agreement or the Collateral of or security provided by this Agreement the Collateral Agent shall deem it necessary or desirable that a matter be proved or established with respect to any Pledgor in connection with the taking, suffering or omitting of any action hereunder by the Collateral Agent, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively provided or established by a certificate of a Responsible Officer of such Pledgor.

        (b)   The Collateral Agent may rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document which it believes in good faith to be genuine and to have been signed or presented by the proper party or parties or, in the case of telecopies, to have been sent by the proper party or parties. In the absence of its gross negligence or willful misconduct, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Collateral Agent and conforming to the requirements of this Agreement or as set forth on such Person's books and records.

        (c)   If the Collateral Agent has been requested to take any action pursuant to this Agreement or any other Security Document, the Collateral Agent shall not be under any obligation to exercise any of the rights or powers vested in the Collateral Agent by this Agreement unless the Collateral Agent shall have been provided, by the party making such request, adequate security against the costs, expenses and liabilities which may be incurred by it in compliance with such request or direction, including such reasonable advances as may be requested by the Collateral Agent.

        8.7    Limitations on Duties of the Collateral Agent.

        (a)   The Collateral Agent shall be obliged to perform such duties and only such duties as are specifically set forth in this Agreement or any other Security Document. The Collateral Agent shall not be required to give any consent or take any discretionary action hereunder unless the Collateral Agent has received written instructions from the Instructing Group, and no implied covenants or obligations shall be read into this Agreement against the Collateral Agent.

        (b)   The Collateral Agent shall furnish to the Secured Parties promptly upon receipt thereof a copy of each material certificate or other paper furnished to the Collateral Agent by any Pledgor under, in respect of or pursuant to this Agreement, or any of the Collateral, unless by the terms hereof or of any other Security Document, a copy of the same is required to be furnished by some other Person directly to the Secured Parties, or the Collateral Agent shall have determined that the same has already been so furnished. The Collateral Agent agrees to hold in strict confidence all non-public information obtained from any Pledgor, pursuant to this Section 8.7, except to the extent that disclosure is permitted hereunder, may be permitted under the Debt Instruments or is required by law or by any Governmental Authority (in which event the Collateral Agent will promptly provide the applicable Pledgor with notice of such disclosure unless prohibited from doing so by such Governmental Authority).

        8.8    Assets to Be Held in Trust.    All Assets received by the Collateral Agent under or pursuant to any provision of this Agreement shall be held in trust for the benefit of the Secured Parties for the purposes for which they were paid or are held, but Assets and Collateral, including Proceeds, need not be segregated from other property held by the Collateral Agent except to the extent required by law or as necessary to preserve the Liens with respect to the Assets and Collateral. The Collateral Agent shall have no liability for interest on any money received by the Collateral Agent hereunder except to the extent actually received by it from time to time from investments made in accordance with the provisions hereof or any other Security Document.

        8.9    Resignation and Removal of the Collateral Agent.

        (a)   The Collateral Agent may at any time, by giving thirty (30) days' prior written notice, resign and be discharged of the responsibilities hereby created, such resignation to become effective upon the appointment of a successor agent or agents with the Company's consent (such consent not to be unreasonably withheld or delayed) and the acceptance of such appointment by such successor agent or agents. The appointment of a successor agent or agents shall be within the discretion of the Instructing Group. The Collateral Agent may be removed at any time and a successor agent appointed by the Instructing Group; provided that the Collateral Agent shall be entitled to its fees and expenses to the date of removal. If no agent or agents shall be appointed and approved within thirty (30) days from the date of the giving of the aforesaid notice of resignation or within (30) days from the date of such removal, the Collateral Agent shall, or the Instructing Group may, apply to any court of competent jurisdiction to appoint a successor agent or agents to act until such time, if any, as a successor agent or agents shall have been appointed as above provided. Any successor agent or agents so appointed by such court shall immediately and without further act be superseded by any successor agent or agents appointed by the Instructing Group as above provided.

        (b)   If at any time the Collateral Agent shall become incapable of acting, or if at any time a vacancy shall occur in the office of the Collateral Agent for any other cause, a successor agent or agents may be appointed by the Instructing Group with the Company's consent (such consent not to be unreasonably withheld or delayed), and the powers, duties, authority and title of the predecessor agent or agents terminated and canceled without procuring the resignation of such predecessor agent or agents, and without any formality (except as may be required by applicable law) other than the appointment and designation of a successor agent or agents in writing, duly acknowledged, delivered to the predecessor agent or agents, and filed for record in each public office, if any, in which this Agreement is required to be filed. If no agent or agents shall be appointed and approved within thirty (30) days from the date the Collateral Agent becomes incapable of acting or a vacancy shall occur in the office of Collateral Agent, any Pledgor or any Secured Party may apply to any court of competent jurisdiction to appoint a successor agent or agents to act until such time, if any, as a successor agent or agents shall have been appointed as above provided. Any successor agent or agents so appointed by such court shall immediately and without further act be superseded by any successor agent or agents approved by the Instructing Group as above provided.

        (c)   The appointment and designation referred to in Section 8.9(a) or 8.9(b) shall, after any required filing, be full evidence of the right and authority to make the same and of all the facts therein recited, and this Agreement shall vest in such successor agent or agents, without any further act, deed or conveyance, all of the estate and title of its predecessor or their predecessors, and upon such filing for record the successor agent or agents shall become fully vested with all the estates, properties, rights, powers, trusts, duties, authority and title of its predecessor or their predecessors; but such predecessor or predecessors shall, nevertheless, on the written request of the Instructing Group, or its or their successor agent or agents, execute and deliver an instrument transferring to such successor or successors all the estates, properties, rights, powers, trusts, duties, authority and title of such predecessor or predecessors hereunder and shall deliver all securities and moneys held by it or them to such successor agent or agents. Should any deed, conveyance or other instrument in writing from any

Pledgor or from the Secured Parties, as applicable, be required by any successor agent or agents for more fully and certainly vesting in such successor agent or agents the estates, properties, rights, powers, trusts, duties, authority and title vested or intended to be vested in the predecessor agent or agents, any and all such deeds, conveyances and other instruments in writing shall, on request of such successor agent or agents, be executed, acknowledged and delivered by such Pledgor and the Secured Parties, as applicable.

        (d)   Any required filing for record of the instrument appointing a successor agent or agents as hereinabove provided shall be at the joint and several expense of the Pledgors. The resignation of any agent or agents and the instrument or instruments removing any agent or agents, together with all other instruments, deeds and conveyances provided for in this Article VIII shall, if required by law, be forthwith recorded, registered and filed by and at the joint and several expense of the Pledgors, wherever this Agreement is recorded, registered and filed.

        (e)   The Collateral Agent's obligations hereunder are limited to the extent set forth in Section 12.15 of the Credit Agreement.

        8.10    Status of Successors to the Collateral Agent.    Every successor to the Collateral Agent appointed pursuant to Section 11.9 and every co-agent appointed pursuant to Section 11.9 shall be a bank or trust company in good standing and having power so to act, incorporated under the laws of the United States or any state thereof or the District of Columbia, and having its principal corporate trust office within the forty-eight (48) contiguous states or the District of Columbia and shall also have capital, surplus and undivided profits of not less than FOUR HUNDRED MILLION DOLLARS ($400,000,000).

        8.11    Merger of the Collateral Agent.    Any corporation into which the Collateral Agent shall be merged, or with which it shall be consolidated, or any corporation resulting from any merger or consolidation to which the Collateral Agent shall be a party, shall be the Collateral Agent under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto.

        8.12    Additional Co-Agents; Separate Agents.

        (a)   If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or the Collateral Agent shall be advised by counsel, satisfactory to it, that it is so necessary or prudent in the interest of the Secured Parties or the Instructing Group shall in writing so request, or the Collateral Agent shall deem it desirable for its own protection in the performance of its duties hereunder, the Collateral Agent, each Pledgor shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more Persons approved by the Collateral Agent and the Instructing Group either to act as co-agent or co-agents of all or any of the Collateral, jointly with the Collateral Agent originally named herein or any successor or successors, or to act as separate agent or agents of any such property.

        (b)   Every separate agent and every co-agent, other than any agent which may be appointed as successor to the Collateral Agent, shall, to the extent permitted by law, be appointed and act and be such, subject to the following provisions and conditions, namely:

          (i)    all rights, powers, duties and obligations conferred upon the Collateral Agent in respect of the custody, control and management of moneys, papers or securities shall be exercised solely by the Collateral Agent, or its successors as the Collateral Agent hereunder;

          (ii)   all rights, powers, duties and obligations conferred or imposed upon the Collateral Agent hereunder shall be conferred or imposed and exercised or performed by the Collateral Agent and such separate agent or separate agents or co-agent or co-agents, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Collateral Agent shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate agent or separate agents or co-agent or co-agents;

          (iii)  notwithstanding anything to the contrary contained herein, no power given or provided hereby to any such co-agent or co-agents or separate agents may be exercised by it or them, except jointly with, or with the consent in writing of, the Collateral Agent;

          (iv)  no agent hereunder shall be personally liable by reason of any act or omission of any other agent hereunder; and

          (v)   the Collateral Agent, at any time by an instrument in writing, executed by the Collateral Agent, may accept for itself and on behalf of the Secured Parties the resignation of or remove any such separate agent or co-agent, and in that case, by an instrument in writing executed by the Collateral Agent, may appoint a successor to such separate agent or co-agent, as the case may be, anything herein contained to the contrary notwithstanding. The Secured Parties hereby irrevocably appoint the Collateral Agent, their agent and attorney to act for them in respect of such separate agent or co-agent or separate agents or co-agents as above provided.

        8.13    Collateral Agent as UK Security Trustee.

        (a)   In this Agreement, any rights and remedies exercisable by, any documents to be delivered to, or any other indemnities or obligations in favor of the Collateral Agent shall be, as the case may be, exercisable by, delivered to, or be indemnities or other obligations in favor of, the Collateral Agent (or any other Person acting in such capacity) in its capacity as the UK Security Trustee to the extent that the rights, deliveries, indemnities or other obligations relate to the UK Security Documents or the security thereby created. Any obligations of the Collateral Agent (or any other Person acting in such capacity) in this Agreement shall be obligations of the Collateral Agent in its capacity as UK Security Trustee to the extent that the obligations relate to the UK Security Documents or the security thereby created. Additionally, in its capacity as UK Security Trustee, the Collateral Agent (or any other Person acting in such capacity) shall have (i) all the rights, remedies and benefits in favor of the Collateral Agent contained in the provisions of the whole of this Article VIII; (ii) all the powers of an absolute owner of the security constituted by the UK Security Documents and (iii) all the rights, remedies and powers granted to it and be subject to all the obligations and duties owed by it under the UK Security Documents and/or any of the Loan Documents.

        (b)   Each Lender and the Collateral Agent hereby appoint the UK Security Trustee to act as its trustee under and in relation to the UK Security Documents and to hold the assets subject to the security thereby created as trustee for itself and other Secured Parties on the trusts and other terms contained in the UK Security Documents and each Secured Party hereby irrevocably authorizes the UK Security Trustee to exercise such rights, remedies, powers and discretions as are specifically delegated to the UK Security Trustee by the terms of the UK Security Documents together with all such rights, remedies, powers and discretions as are reasonably incidental thereto.

        (c)   Any reference in this Agreement to Liens stated to be in favor of the Collateral Agent shall be construed so as to include a reference to Liens granted in favor of the UK Security Trustee.

        (d)   The Lenders agree that at any time that the UK Security Trustee shall be a Person other than the Collateral Agent, such other Person shall have the rights, remedies, benefits and powers granted to the Collateral Agent in its capacity as the UK Security Trustee in this Agreement.

        Nothing in this Section 8.13 shall require the UK Security Trustee to act as a trustee at common law or to be holding any property on trust, in any jurisdiction outside the United States or the United

Kingdom which may not operate under principles of trust or where such trust would not be recognized or its effects would not be enforceable.

ARTICLE IX

TERMINATION; RELEASES OF COLLATERAL

        9.1    Release of Certain Security.    Subject to the provisions of Section 12.15 of the Credit Agreement, upon receipt by the Collateral Agent from time to time of a request from a Pledgor for the release of any specific portion of the Collateral or the Liens in any Collateral granted by such Pledgor pursuant to any Security Document (including, without limitation, Liens on Collateral being sold in accordance with the Credit Agreement), and upon the concurrence of the Administrative Agent under the Credit Agreement that such release is required or permitted under the terms of the Credit Agreement, the Collateral Agent shall release all right, title and interest of the Collateral Agent, as the case may be, in, to and under such Collateral, and the Liens of the Collateral Agent therein shall automatically terminate and shall revert to the applicable Pledgor. Following such termination or release, the Collateral Agent shall, upon the written request of such Pledgor, or upon the written request or instructions of the Instructing Group, execute such instruments and take such other actions as are necessary or desirable to terminate Liens and otherwise effectuate and evidence the release of the specified portions of the Collateral (including, without limitation, delivering to the respective Pledgor all Collateral in the possession of the Collateral Agent). Any such delivery shall be without warranty of, or recourse to, the Collateral Agent, other than a representation that there are no Liens on such property attributable to the Collateral Agent. Such termination and release shall be without prejudice to the rights of the Collateral Agent to charge and be reimbursed for any expenditure which it may thereafter incur in connection therewith.

        9.2    Termination Upon Satisfaction.    Upon receipt by the Collateral Agent of evidence satisfactory to it that all Credit Agreement Obligations are Fully Paid, this Agreement shall (except with respect to any provisions which expressly survive such termination) terminate and all right, title and interest of the Collateral Agent in, to and under the Collateral and the Liens of the Collateral Agent therein shall automatically be released and terminated and shall revert to the respective Pledgors and the Collateral Agent shall have no further obligations hereunder. In such event, the Collateral Agent, at the request and expense of the Pledgors, will execute and deliver to the Pledgors, a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to the respective Pledgors all of the Collateral held by the Collateral Agent hereunder. Such termination and release shall be without prejudice to the right of the Collateral Agent to charge and be reimbursed for any expenditure which it might thereafter incur in connection therewith. As used in this Agreement, the term "Termination Date" shall mean the date upon which this Agreement shall have terminated in accordance with the first sentence of this Section 9.2.

 ARTICLE X

LIMITED RIGHTS OF SECURED PARTIES; PROOFS OF CLAIM

        10.1    Limited Rights of Secured Parties.    The Secured Parties by their acceptance of the benefits hereof agree that the only right a Secured Party has under this Agreement is for the Secured Obligations to be secured by the Assets or Collateral pledged for the period and to the extent provided for in this Agreement, and to have Proceeds, if any, distributed to the Secured Parties for the benefit of the Secured Parties to the extent, at the times and as provided in Section 5.5. Each of the Secured Parties by their acceptance of the benefits hereof acknowledges and agrees that it shall have no right to individually direct the Collateral Agent to take or refrain from taking any action hereunder, under any other security document or with respect to any Assets or Collateral and that all rights with respect thereto shall be vested solely in the Collateral Agent or the Collateral Agent acting at the direction of the Instructing Group.

        10.2    Filing of Claims.    Upon the written request of all or any of the Secured Parties, the Collateral Agent may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Secured Parties making such request allowed in any judicial proceedings relating to any Pledgor, its creditors or its property. However, nothing herein contained shall prevent any Secured Party from filing such proofs of claim and other papers or documents as may be determined by the Secured Party in order to have the claims of such Secured Party allowed in any judicial proceedings relating to any Pledgor. The Collateral Agent may file such proofs of claims and other papers or documents as may be necessary or advisable in order to have the claims of the Collateral Agent, its agents and counsel allowed in any judicial proceedings relating to any Pledgor (or any other obligor under the Secured Obligations), its creditors or its property; provided that the rights described in this sentence shall relate only to claims relating to the Collateral Agent Costs and the fees and expenses of the Collateral Agent's agents and counsel in their respective individual capacities under this Agreement and the Mortgages.

        10.3    Collection of Claims.    The Collateral Agent shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims filed by the Collateral Agent pursuant to Section 10.2 and to distribute the same in accordance with the parties' legal rights, and any custodian in any such judicial proceedings is hereby authorized by each Secured Party to make such payments to the Collateral Agent and, in the event that the Collateral Agent shall consent to the making of such payments directly to the Secured Parties, to pay to the Collateral Agent any amount due to it for the Collateral Agent Costs, and the fees and expenses of the Collateral Agent's agents and counsel, and any other amounts due the Collateral Agent under this Agreement.

        10.4    Limitations.    Nothing herein contained shall be deemed to authorize the Collateral Agent to authorize or consent to or accept or adopt on behalf of any Secured Party (other than any Secured Party that is an Affiliate of Company) any plan of reorganization or arrangement, adjustment or composition affecting the Secured Obligations or the rights of any holder thereof, or to authorize the Collateral Agent to vote in respect of the claim of any Secured Party in any such proceeding.

ARTICLE XI

MISCELLANEOUS

        11.1    Notices.    Except where telephonic instructions or notices are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto or any other Person shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by a reputable overnight or courier delivery service, or by telecopier, and shall be deemed to be given for purposes of this Agreement on the third day after deposit in registered or certified mail, postage prepaid, and otherwise on the day that such writing is delivered or sent to the intended recipient thereof, or in the case of notice delivered by telecopy, upon completion of transmission with a copy of such notice also being delivered under any of the methods provided above, all in accordance with the provisions of this

Section 11.1. All notices, requests, demands or other communications shall be in writing and addressed as follows:

  (a)
  if to any Pledgor:

  c/o Huntsman International LLC
  500 Huntsman Way
  Salt Lake City, Utah 84108
  Attention: General Counsel
  Telephone: (801) 584-5700
  Telecopy: (801) 758-9031

  with a copy to:

  Vinson & Elkins, L.L.P.
  2300 First City Tower, 1001 Fannin
  Houston, Texas 77002-6760
  Attention: Mark Spradling
  Telephone: (713) 758-2828
  Telecopy: (713) 615-5545

  (b)
  if to the Collateral Agent:

  Deutsche Bank AG New York Branch
  60 Wall Street
  New York, New York 10005
  Attention: John Anos
  Telephone: (212) 469-2750
  Telecopy: (212) 469-3632

  with a copy to:

  Winston & Strawn LLP
  35 West Wacker Drive
  Chicago, Illinois 60601
  Attention: Charles B. Boehrer
  Telephone: (312) 558-5989
  Telecopy: (312) 558-5700

        (c)   if to the Administrative Agent or any Lender, either (A) to the Administrative Agent, at the address of the Administrative Agent specified in the Credit Agreement, or (B) at such address as such Lender shall have specified in the Credit Agreement;

        (d)   if to any other Secured Party, directly to such Secured Party at such address as such Secured Party shall have specified in writing to the Pledgors and the Collateral Agent;

        or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

        11.2    Waiver; Amendment.

        (a)   None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Pledgor directly affected thereby (acting in compliance with the terms of the Credit Agreement) and the Collateral Agent (with the written consent of the Required Lenders, or to the extent required by Section 12.1 of the Credit Agreement, all the Lenders). Notwithstanding the foregoing, any change, waiver, modification or variance materially adversely affecting the rights and benefits of a class of Secured Party (and not all classes of Secured Parties in a like or similar manner) shall require the written consent of all holders of obligations in such class of Secured P arty.

        (b)   The Pledgors and the Collateral Agent, at any time and from time to time, may enter into additional security documents or one or more agreements supplemental hereto or to any Mortgage for the purpose of subjecting additional property to a lien in favor of the Collateral Agent for the benefit of any or all of the Secured Parties.

        (c)   Notwithstanding the provisions of Section 11.2(a) hereof, and without the consent of any Person, the Collateral Agent and the Pledgors may, from time to time, enter into written agreements supplemental hereto for the purpose of (w) supplementing the information set forth in any Schedule hereto, (x) making any ministerial or clarifying modification to this Agreement, including, but not limited to, clarifying or correcting clerical or typographical errors in this Agreement; (y) permitting the release of the Collateral Agent's Liens in or on any Asset ("Release (Correction)") that was never owned by the applicable Pledgor or that was never intended by the parties hereto to have been pledged or given as security pursuant hereto or (z) releasing Collateral from the security interests of this Agreement pursuant to the terms hereof. At least thirty (30) days (in such shorter period as may be acceptable to the Collateral Agent) prior to executing any supplemental agreement pursuant to the terms of this Section 11.2(c), the effect of which agreement is to permit a Release (Correction), the Collateral Agent and the Secured Parties shall be entitled to receive a certificate (upon which the Collateral Agent may conclusively rely) from a Responsible Officer of the respective Pledgor certifying (i) that such property was never owned by such Pledgor or (ii) that such property was never intended to have been pledged or given as security pursuant hereto. Any such supplemental agreement shall be binding upon each Pledgor, the Secured Parties, the Collateral Agent and their respective successors and assigns.

        (d)   Notwithstanding the foregoing, any Person who hereafter becomes a Domestic Subsidiary of the Company shall, in accordance with Section 7.11(d) of the Credit Agreement become a party to this Agreement by execution of a supplement to this Agreement in the form of Exhibit A (with only such changes thereto as are agreed to by the Collateral Agent), whereupon such Person shall be deemed a Pledgor for all purposes hereunder.

        (e)   Pledgors may amend and supplement the Schedules hereto to reflect changes resulting from transactions to the extent permitted by the Credit Agreement (and the other Loan Documents) provided that notice and copies of any such amendments and supplements are provided to the Collateral Agent and the Administrative Agent.

        11.3    Obligations Absolute.    The obligations of each Pledgor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of such Pledgor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement, any other Loan Document, or any Secured Hedging Agreement except as specifically set forth in a waiver granted pursuant to Section 11.2 hereof; or (c) any amendment to or modification of any Loan Document or any Secured Hedging Agreement or any security for any of the Obligations, whether or not any Pledgor shall have notice or knowledge of any of the foregoing.

        11.4    Successors and Assigns.    This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the Collateral Agent, each Secured Party and each Pledgor and their respective successors and assigns, provided that no Pledgor may transfer or assign any or all of its rights or obligations hereunder without the written consent of the Instructing Group.

        11.5    Headings Descriptive.    The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

        11.6    Severability.    Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        11.7    Governing Law.    THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF SAID STATE.

        11.8    Consent to Jurisdiction and Service of Process; Waiver of Jury Trial.

        (A)  EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, AND HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT TO SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH UNITED STATES FEDERAL OR NEW YORK STATE COURT AND EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

        (B)  AS A METHOD OF SERVICE, EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING, BROUGHT IN ANY SUCH UNITED STATES FEDERAL OR NEW YORK STATE COURT BY THE DELIVERY OF COPIES OF SUCH PROCESS TO THE PLEDGORS OR THE COLLATERAL AGENT, AS THE CASE MAY BE, AT THE ADDRESSES SPECIFIED IN SECTION 14.1 OR BY CERTIFIED MAIL DIRECT TO SUCH RESPECTIVE ADDRESSES.

        (C)  EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT, POWER OR REMEDY UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT. THE TERMS AND THE PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT TO LENDERS ENTERING INTO THIS AGREEMENT.

        11.9    Pledgor's Duties.    It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Pledgor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of any Pledgor under or with respect to any Collateral.

        11.10    Counterparts.    This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

        11.11    No Action by Secured Parties.    The Secured Parties agree not to take any action whatsoever to enforce any term or provision hereof, or of any other Security Document or to enforce any rights in respect of the Collateral, except through the Collateral Agent and in accordance with this Agreement.

        11.12    Definitions; Interpretation.

        (a)   Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings ascribed thereto in Annex A or, if not defined herein or in Annex A, as defined in the Credit Agreement.

        (b)   The definitions set forth herein (including those set forth in Annex A) shall be equally applicable equally applicable to both the singular and plural forms of the defined terms. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding." The words "herein," "hereof' and words of similar import as used in this Agreement shall refer to this Agreement as a whole and not to any particular provision in this Agreement. References to "Articles", "Sections", "paragraphs", "Exhibits" and "Schedules" in this Agreement shall refer to Articles, Sections, paragraphs, Exhibits and Schedules of this Agreement unless otherwise expressly provided; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise expressly provided herein, references to constitutive and Organizational Documents and to agreements (including the Loan Documents) and other contractual instruments shall be deemed to include subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document..

        11.13    Conflicts with the Credit Agreement.    To the extent of any conflict between any provision of this Agreement and any provision of the Credit Agreement, the Credit Agreement shall govern to the extent of such inconsistency.

[SIGNATURE PAGES FOLLOW]

        IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be executed on their behalf as of the date first referred to above.

DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent,
By:
Name:
Title:
DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent
By:
Name:
Title:
HUNTSMAN INTERNATIONAL LLC, as a Pledgor
By:
Name:
Title:
[OTHER PLEDGORS], as a Pledgor
By:
Name:
Title:

 ANNEX A

DEFINITIONS

        "Administrative Agent" shall have the meaning provided in the recitals to this Agreement.

        "Agreement" shall have the meaning provided in the first paragraph of this Agreement.

        "Assets" means, collectively, the Collateral, the Mortgaged Property (as defined in the Credit Agreement) and all collateral under any and all other Security Documents in favor of the Collateral Agent or, as the context requires, any one or more items thereof.

        "Bankruptcy Code" means Title 11 of the United States Code, as codified in 11 U.S.C. § 101 et seq., as amended from time to time.

        "Borrower" shall have the meaning provided in the recitals to this Agreement.

        "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) in such Person's capital stock, partnership interests, membership interests or other equivalent interests and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options exchangeable for or convertible into any such ownership interests.

        "Collateral" has the meaning ascribed to it in Section 1.1 of this Agreement.

        "Collateral Agent" means Deutsche Bank AG New York Branch, in its capacity as collateral agent under this Agreement for the benefit of the Secured Parties, until one or more successors are appointed pursuant to Article XII of this Agreement and thereafter shall mean such successor or successors and all successors thereto.

        "Collateral Agent Costs" has the meaning ascribed to it in Section 7.1(a) of this Agreement.

        "Company" shall have the meaning provided in the first paragraph of this Agreement.

        "Credit Agreement" shall have the meaning provided in the recitals to this Agreement.

        "Credit Agreement Obligations" means all liabilities of any Pledgor now or hereafter arising under the Credit Agreement and all of the other Debt Documents, whether for principal, interest (including Post-Petition Interest), fees, expenses, indemnities or otherwise, and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance).

        "Debt Documents" shall mean and include, respectively, the Credit Agreement, the Loan Documents, and all other documents, instruments and agreements now or hereafter evidencing or securing the whole or any part of the Credit Agreement Obligations (including, without limitation, each of the loan documents as defined in any principal agreement evidencing Credit Agreement Obligations), including any documents evidencing or securing any complete, partial or successive refunding, refinancing or replacement of the Credit Agreement Obligations and any amendments, modifications, renewals or extensions of any of the foregoing.

        "Debt Instruments" means all documents, instruments or other evidence of indebtedness issued in respect of the Secured Obligations, as they may be amended, restated, supplemented or otherwise modified from time to time.

        "Default Certification" has the meaning ascribed to it in Section 5.1(b) of this Agreement.

        "Event of Default" shall mean any Event of Default under, and as defined in, the Credit Agreement and shall in any event, without limitation, include any payment default on any of the Secured Obligations after expiration of any applicable grace period.

        "Existing Hedging Agreements" shall have the meaning provided in the recitals to this Agreement.

        "Fully Paid" means with respect to any Secured Obligations, that the respective obligee of such Obligation or its representative (which representative shall be, in the case of the Secured Obligations, the Administrative Agent) shall have certified to the Collateral Agent that such Obligation has terminated and that there remain no obligations of any kind whatsoever of the Borrower with respect thereto (other than contingent indemnification obligations as to which no claims shall have accrued or be pending).

        "Headquarters Loan Agreement" shall have the meaning provided in the recitals to this Agreement.

        "HLLC" shall have the meaning provided in the recitals to this Agreement.

        "HRF" shall mean Huntsman Receivables Finance LLC, a Delaware limited liability company.

        "Indemnified Party" shall have the meaning provided in Section 6.1 of this Agreement.

        "Instructing Group" means the Administrative Agent or Required Lenders (or, to the extent required by Section 12.1 of the Credit Agreement, all the Lenders).

        "Investment Property" shall have the meaning as provided in Article 9 of the UCC and shall include, without limitation (i) all securities, whether certificated or uncertificated, including, without limitation, stocks, bonds, interests in limited liability companies, partnership interests, treasury securities, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Pledgor, including without limitation, the rights of any Pledgor to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts held by any Pledgor; (iv) all commodity contracts held by Pledgor; and (v) all commodity accounts held by any Pledgor.

        "Lenders" has the meaning ascribed to such term in the recitals to this Agreement.

        "Overdraft Facilities" means facilities relating to Indebtedness permitted pursuant to Section 8.2(n) of the Credit Agreement, including, without limitation, guarantees thereof.

        "Overdraft Facilities Agreements" shall have the meaning provided in the recitals to this Agreement.

        "Overdraft Facilities Obligations" means all obligations of the Company or any of its Subsidiaries under and with respect to the Overdraft Facilities (whether direct or through a guarantee).

        "Pledged Stock" means the certificated shares of Capital Stock described in Schedule B hereto, as it may, from time to time, be supplemented in accordance with the terms of the Agreement, and any other shares of Capital Stock pledged to the Collateral Agent under this Agreement.

        "Pledgor" shall have the meaning provided in the first paragraph of this Agreement.

        "Post-Petition Interest" shall mean interest accruing in respect of Secured Obligations after the commencement of any bankruptcy, insolvency, receivership or similar proceedings by or against the Company, at the rate applicable to such Secured Obligations pursuant to the applicable Debt Documents, whether or not such interest is allowed as a claim enforceable against Company in a bankruptcy case under the Bankruptcy Code, and any other interest that would have accrued but for the commencement of such proceedings.

        "Primary Obligations" has the meaning provided in Section 5.5(b) of this Agreement.

        "Pro Rata Share" has the meaning provided in Section 5.5(b) of this Agreement.

        "Proceeds" shall have the meaning ascribed to it in Article 9 of the UCC and, in any event, shall include, but not be limited to (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or any Pledgor from time to time with respect to any of the Assets, (b) any and all payments (in any form whatsoever) made or due and payable to any Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Assets by any Governmental Authority (or any Person acting under color of Governmental Authority), and (c) any and all other amounts from time to time paid or payable to any Pledgor or the Collateral Agent under or in connection with any of the Assets.

        "Representative" has the meaning ascribed to it in Section 5.5(d) of this Agreement.

        "Secondary Obligations" shall have the meaning provided in Section 5.5(b) of this Agreement.

        "Secured Hedging Agreements" has the meaning provided in the first paragraph of this Agreement.

        "Secured Hedging Obligations" means all obligations of the Company or any of its Subsidiaries under and with respect to the Secured Hedging Agreements (whether direct or through a guarantee).

        "Secured Obligations" means all Credit Agreement Obligations, all Overdraft Facilities Obligations and all Secured Hedging Obligations.

        "Secured Party" shall have the meaning provided in the first paragraph of this Agreement.

        "Senior Secured Notes" shall mean those certain 11 5/8% senior secured notes due October 15, 2010 originally issued by HLLC pursuant to the terms of the Senior Secured Notes Indenture, and secured by the Collateral (as defined in the Credit Agreement) on a pari passu basis with the Obligations (as defined in the Credit Agreement).

        "Senior Secured Notes Indenture" shall mean that certain Indenture dated as of September 30, 2003 among Borrower (as successor to HLLC), the guarantors named therein and HSBC Bank USA, National Association (as successor to HSBC Bank USA), as trustee (as the same may be amended in compliance with the Credit Agreement, including pursuant to the Supplemental Indenture dated as of July 13, 2005) and any supplemental indenture or additional indenture to be entered into with respect to the Senior Secured Notes to the extent permitted under Section 8.1.1 of the Credit Agreement.

        "Stock Rights" means any stock, any dividend or other distribution and any other right or property which a Pledgor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any shares of Pledged Stock and any stock, any right to receive stock and any right to receive earnings, in which a Pledgor now has or hereafter acquires any right, issued by an issuer of the Pledged Stock.

        "Termination Date" shall have the meaning provided in Section 9.2 of this Agreement.

        "Uniform Commercial Code" or "UCC" shall mean the Uniform Commercial Code as now or hereafter in effect from time to time in the State of New York; provided, however, that if by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the Collateral Agent's security interests in any Collateral is governed by the Uniform Commercial Code as enacted and in effect in any other jurisdiction, the term "Uniform Commercial Code" or "UCC" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies.

        "Unmatured Event of Default" means an event, act or occurrence which with the giving of notice or the lapse of time (or both) would become an Event of Default.

 EXHIBIT A

FORM OF
SUPPLEMENT TO
PLEDGE AGREEMENT

        This SUPPLEMENT NO.                          dated as of                                      (this "Supplement") to the Agreement (as defined below) is by [New Subsidiary], a [                                    ] corporation, a Subsidiary of the Company ("New Pledgor"), in favor of Deutsche Bank AG New York Branch, as Collateral Agent under the Pledge Agreement (the "Agreement") for the benefit of the Secured Parties thereunder.

W  I  T  N  E  S  S  E  T  H:

        WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to extend certain credit facilities to the Company on terms and conditions provided therein;

        WHEREAS, pursuant to Section 7.11(d) of the Credit Agreement, the Company is required to cause each Domestic Subsidiary that was not in existence (other than a Receivable Subsidiary or an Unrestricted Subsidiary) on the dates of such respective Loan Documents to become a party to the Agreement;

        WHEREAS, Section 11.2(d) of the Agreement provides that additional Subsidiaries of the Company may become Pledgors under the Agreement by execution and delivery of a document in the form of this Supplement;

        WHEREAS, pursuant to Section 7.11(b) of the Credit Agreement, the Company is required to cause (i) each Subsidiary (other than a Receivables Subsidiary) that is organized under the laws of a state of the United States of America or the District of Columbia and (ii) each other Subsidiary that is wholly owned by a corporation organized under the laws of a state of the United States or the District of Columbia and is disregarded as an entity separate from that owner under Treasury Regulation section 301.7701-3, in each case, that was not in existence on the Closing Date, to become a party to the Subsidiary Guaranty (as defined in the Credit Agreement); and

        WHEREAS, concurrently with its execution and delivery of this Supplement, New Pledgor is executing and delivering either a Subsidiary Guaranty in favor of the Secured Parties or a supplement to the Subsidiary Guaranty pursuant to which it is becoming a party thereto;

        NOW, THEREFORE, in consideration of the premises above and as set forth in the Security Agreement, the parties hereto agree as follows:

ARTICLE I

SUPPLEMENT TO PLEDGE AGREEMENT

        1.1.    Supplement to Pledge Agreement.    In accordance with Section 11.2(d) of the Agreement, New Pledgor, by its execution and delivery of this Supplement, becomes a party to the Agreement with the same force and effect as if originally named therein as "Subsidiary", a "Subsidiary" and an "Pledgor", and New Pledgor hereby (a) agrees to all the terms and provisions of the Agreement, (b) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct in all material respects on and as of the date hereof and agrees that the Schedules hereto (each of which is designated as a supplement to a corresponding Schedule to the Agreement) are hereby incorporated in their entirety into such corresponding Schedules to the Agreement. Each reference to a "Subsidiary" or an "Pledgor" in the Agreement shall be deemed to include New Pledgor. All of the terms of the Pledge Agreement are hereby incorporated in their entirety.

1

        1.2.    Additional Representations, Warranties and Covenants.    New Pledgor represents and warrants to the Collateral Agent that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

ARTICLE II

SECURITY INTERESTS

        2.1    Grant of Security Interests.    (a) As collateral security for the prompt and complete payment and performance of the Secured Obligations when due, and to induce the Administrative Agent and the Lenders to continue to provide the financial accommodations to Borrower under the Credit Agreement, each such New Pledgor does hereby grant, pledge, assign and transfer unto the Collateral Agent, in its capacity as Collateral Agent hereunder for the benefit of the Secured Parties, a continuing security interest of first priority in all of the right, title and interest of such New Pledgor in, to and under all of the following, whether now existing or hereafter from time to time arising, and whether now owned or hereafter from time to time acquired or created: (i)(A) Investment Property and General Intangibles consisting of all Capital Stock (as defined in the Senior Secured Notes Indenture) of Subsidiaries (as defined in the Senior Secured Notes Indenture) of the Borrower or of any Guarantor (as defined in the Senior Secured Notes Indenture) described in Schedule B (as it may, from time to time, be supplemented in accordance with the terms hereof); (B) all other Investment Property and General Intangibles consisting of Capital Stock (as defined in the Senior Secured Notes Indenture) of Subsidiaries (as defined in the Senior Secured Notes Indenture) of the Borrower or of any Guarantor (as defined in the Senior Secured Notes Indenture); provided that, subject to Section 7.13 of the Credit Agreement and the last paragraph of Section 1.2 of the Agreement, in the case of this clause (B), each New Pledgor's grant, pledge, assignment and transfer extends, only 65% of the Capital Stock or other equity interests of first-tier Foreign Subsidiaries of such Pledgor; and (C) all Stock Rights of each New Pledgor with respect to its Pledged Stock, and (ii) all Proceeds and products of any and all of the foregoing (including, without limitation, all insurance and claims for insurance effected or held for the benefit of such Pledgor in respect thereof) (all of the above, as limited below in Sections 1.1(c) and 1.1(d), collectively, the "Collateral"); provided, however, that the security interests granted hereunder shall only cover any Pledgor's right, title and interest in any asset subject to liens described in clause (2) of Section 8.1(h) of the Credit Agreement, to the extent that the Lender (as defined in that certain Loan Agreement by and among Huntsman Headquarters Corporation, Huntsman Petrochemical Corporation, Huntsman Chemical Corporation, Huntsman Packaging Corporation and U.S. Bank of Utah dated as of December 17, 1996 (the "Headquarters Loan Agreement") has consented to the grant by Huntsman Headquarters Corporation of a security interest in any Collateral (as defined in the Headquarters Loan Agreement) hereunder.

        (b)   The security interests of the Collateral Agent under this Agreement extend to all Collateral of the kind which is the subject of this Agreement (but subject to the limitations contained in this Agreement, including the limitations set forth in Section 2.1(a)(i)(B)) which each New Pledgor may acquire at any time during the continuation of this Agreement.

        (c)   The Collateral shall not include any property or assets (whether tangible or intangible, including without limitation, Capital Stock) or any right, title or interest in respect thereof (i) which is subject to an agreement that expressly prohibits the assignment thereof; or the creation of a security interest therein (including, without limitation, a Permitted Accounts Receivables Securitization), (ii) to the extent that any law or regulation applicable to such rights or property prohibits the assignment thereof or the creation of a security interest therein and (iii) to the extent that such collateral is not required to be pledged under Section 7.11(a), (c), (d) or (e) of the Credit Agreement; provided,

2

however, that such rights and property described in the preceding clauses (i) and (ii) shall be excluded from the Collateral only to the extent and for so long as such agreement (in the case of clause (i)) or such law (in the case of clause (ii)) continues to expressly prohibit the creation of such security interest, and upon the expiration of such prohibition, the rights and property as to which such prohibition previously applied shall automatically be included in the Collateral, without further action on the part of the Pledgor or the Collateral Agent.

        (d)   Notwithstanding Sections 1.1(a) and (b), for the avoidance of doubt, Collateral shall not include Capital Stock and equity interests, or portion thereof, of Persons organized outside the United States which would otherwise be required to be pledged to the Collateral Agent pursuant to the terms hereof ("Foreign Equity Interests") but which are pledged pursuant to collateral documents ("Foreign Pledge Documents") governed by the laws of a jurisdiction other than any State or Federal laws of the United States of America, including, without limitation, the Capital Stock of TG and the Capital Stock representing 65% of the combined voting power of UK Holdco 1.

        2.2    Delivery of Pledged Stock.    The Pledged certificates representing the Pledged Stock listed on Schedule B (other than the shares of Capital Stock which are not certificated) shall be delivered to the Collateral Agent contemporaneously herewith together with appropriate undated stock powers duly executed in blank. Neither the Collateral Agent nor any Secured Party shall be obligated to preserve or protect any rights with respect to the Pledged Stock or to receive or give any notice with respect thereto whether or not the Collateral Agent or any Secured Party is deemed to have knowledge of such matters. The Collateral Agent agrees to hold such Pledged Stock, and any other Collateral in its possession for the benefit of the Secured Parties.

        2.3    Continued Performance by New Pledgor.    The assignments and security interests under this Agreement granted to the Collateral Agent shall not relieve any New Pledgor from the performance of any term, covenant, condition or agreement on such New Pledgor's part to be performed or observed under or in respect of any of the Collateral pledged by it hereunder or from any liability to any Person under or in respect of any of such Collateral or impose any obligation on the Collateral Agent to perform or observe any such term, covenant, condition or agreement on such New Pledgor's part to be so performed or observed or impose any liability on the Collateral Agent for any act or omission on the part of such New Pledgor relative thereto or for any breach of any representation or warranty on the part of such New Pledgor contained in this Agreement or any other Loan Document, or in respect of the Collateral pledged by it hereunder or made in connection herewith or therewith.

        2.4    Power of Attorney.    By way of securing its obligations under the Agreement, each New Pledgor hereby constitutes and appoints the Collateral Agent its true and lawful attorney, irrevocably, with full power after the occurrence of and during the continuance of an Event of Default (in the name of such New Pledgor or otherwise), in the Collateral Agent's discretion, to take any action and to execute any instrument which the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, which appointment as attorney is coupled with an interest.

ARTICLE III

MISCELLANEOUS

        3.1.    Definitions.    Capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement.

        3.2.    Headings.    Article and Section headings used in this Supplement are for convenience only and shall not affect the construction of this Supplement.

        3.3.    Severability.    Any provision of this Supplement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or

3

unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        3.4.    Binding Effect; Successors and Assigns.    This Supplement shall be binding upon and inure to the benefit of each of the parties hereto and each of the Secured Parties and their respective permitted successors and assigns, and nothing herein or in the Agreement is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Supplement or the Agreement.

        3.5.    Governing Law.    THE PROVISIONS OF THIS SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND THE DECISIONS OF THE STATE OF NEW YORK.

        3.6.    Full Force and Effect.    Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

        3.7.    Fees.    New Pledgor agrees to reimburse the Collateral Agent for its respective reasonable out-of-pocket expenses (including Attorney Costs) incurred in connection with the preparation, execution and delivery of this Supplement and the taking of all actions required hereby.

        3.8.    Counterparts.    This Supplement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

4

        IN WITNESS WHEREOF, the parties hereto have caused this Supplement No.          to the Collateral Security Agreement to be duly and properly executed and delivered as of the date first written above.

[NEW PLEDGOR]
By:
Name:
Title:
Notice Address for the above Subsidiary:
c/o Huntsman International LLC 3040 Post Oak Boulevard Houston, Texas 77056
Acknowledged and Agreed to:
DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent and as UK Security Trustee
By:
Name:
Title:

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 SCHEDULE A (to Supplement No.        )

CAPITAL STOCK

1

 SCHEDULE 2.1(f) (to Supplement No.        )

CHIEF EXECUTIVE OFFICE

[New Pledgor]

        Chief Executive Office:

        Other Office Locations:

 EXHIBIT B

FORM OF
UNANIMOUS CONSENT
OF THE BOARD OF DIRECTORS OF
HUNTSMAN RECEIVABLES FINANCE LLC

        The undersigned, being all of the Managers of Huntsman Receivables Finance LLC, a Delaware limited liability company (the "Company"), HEREBY CONSENT TO the adoption of, and DO HEREBY ADOPT, the following resolutions by unanimous written consent and direct that this unanimous written consent be filed with the minutes of the proceedings of the Board of Directors of the Company. Initially capitalized terms used herein and not otherwise defined have the meanings assigned to them in Annex X to the Pooling Agreement (as defined below).

        WHEREAS, the Company will be entering into a transaction involving, inter alia, the securitization of certain receivables pursuant to (i) the Contribution Agreement, to be dated on or about the date hereof, between Huntsman International LLC (the "Shareholder"), as contributor and originator, and the Company, (ii) the Pooling Agreement, to be dated on or about the date hereof (the "Pooling Agreement"), among the Company, Huntsman ICI (Europe) B.V.B.A. (the "Master Servicer") and Chase Manhattan Bank (Ireland) plc ("Chase"), as trustee, (iii) Series 2000-1 Supplement to the Pooling Agreement, to be dated on or about the date hereof, among the Company, the Master Servicer, Park Avenue Receivables Corporation, Chase, as funding agent and trustee, and the Shareholder, and (iv) the Servicing Agreement, to be dated on or about the date hereof, among the Company, the Master Servicer, Tioxide Americas Inc., Huntsman Holland BV, Tioxide Europe Limited, Huntsman International LLC, Huntsman (Petrochemicals) UK Limited, Huntsman Propylene Oxide Ltd., Huntsman International Fuels L.P., as local servicers, Chase, as trustee, PricewaterhouseCoopers, as liquidation servicer, and the Shareholder, as servicer guarantor.

        NOW, THEREFORE, IT IS HEREBY RESOLVED, that the Company shall, on the Effective Date, and thereafter not less frequently than every five (5) Local Business Days, distribute to the Shareholder all cash funds available (net of any obligations and expenses), except for any amounts which are not permitted to be used for distributions at that time pursuant to the Transaction Documents or pursuant to Section 18-607 of the Delaware Limited Liability Company Act.

        RESOLVED FURTHER, that the foregoing resolution may only be revoked with the votes of all of the members of the Board of Directors of HRF.

        [SIGNATURES COMMENCE ON NEXT PAGE]

        IN WITNESS WHEREOF, the undersigned, being all the Directors of the Company, have executed this consent as of the                        day of August, 2005.

ACKNOWLEDGED AND AGREED: HUNTSMAN INTERNATIONAL LLC
By:
Name:
Title:

 Exhibit 5.1(d)(i)

FORM OF SUBSIDIARIES GUARANTY AGREEMENT

 EXECUTION VERSION

SUBSIDIARY GUARANTY

        SUBSIDIARY GUARANTY dated as of August 16, 2005 (as the same may be amended, restated, supplemented or otherwise modified from time to time, this "Guaranty"), made by each of the undersigned companies and each Person that becomes a party hereto in accordance with Section 18(b) hereof (each, a "Guarantor" and collectively, the "Guarantors") in favor of the Beneficiaries (as hereinafter defined). Capitalized terms used herein are defined in Section 1 of this Guaranty.

W I T N E S S E T H:

        WHEREAS, pursuant to a Credit Agreement dated as of August 16, 2005 among Huntsman International LLC, a Delaware limited liability company (the "Borrower"), the financial institutions party thereto (the "Lenders"), Deutsche Bank AG New York Branch, as Administrative Agent for the Lenders thereunder (the "Administrative Agent"), Deutsche Bank Securities Inc., as Joint Lead Arranger and Joint Book Runner, Citigroup Global Markets, as Co-Syndication Agent, Joint Lead Arranger and Joint Book Runner and Credit Suisse, as Co-Syndication Agent and Joint Book Runner, the Lenders have severally agreed to make Loans upon the terms and subject to the conditions set forth therein (as used herein, the term "Credit Agreement" means the Credit Agreement described above in this paragraph, as in effect on the date hereof as the same may be amended, modified, extended, renewed, replaced, restated or supplemented from time to time, and including any agreement extending the maturity of or restructuring of all or any portion of the Indebtedness under such agreement or any successor agreements);

        WHEREAS, the Borrower may from time to time enter into, or guaranty the obligations of a Subsidiary under, Overdraft Facilities;

        WHEREAS, the Borrower or any of its Subsidiaries may from time to time enter into Secured Hedging Agreements;

        WHEREAS, it is a condition precedent to the obligation of the Lenders to make Loans and other Extensions of Credit that the Subsidiaries of the Borrower party hereto shall have executed and delivered this Guaranty to the Collateral Agent, for the benefit of the Beneficiaries;

        WHEREAS, the proceeds of the Loans and other Extensions of Credit will be used in part to enable the Borrower to make Valuable Transfers to each of the Guarantors in connection with the operation of their respective businesses; and

        WHEREAS, the Borrower and the Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the making of the Extensions of Credit and the Borrower's entering into the transactions contemplated by the Credit Agreement.

        NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Loans and other Extensions of Credit, each Guarantor hereby agrees as follows:

        Section 1.    Definitions.    As used in this Guaranty, capitalized terms not otherwise defined herein shall have the respective meanings provided for such terms in the Credit Agreement and the following terms shall have the meanings indicated, all such definitions to be equally applicable to the singular and plural forms of the terms defined:

        "Agents" shall mean the Administrative Agent, the Joint Lead Arrangers, the Joint Book Runners and the Co-Syndication Agents.

        "Bankruptcy Code" shall mean all of the applicable sections of Title 11 of the United States Code, as from time to time in effect.

        "Beneficiaries" means the Agents, the Facing Agents, the Collateral Agent, the Lenders and the respective counterparties to the Secured Hedging Agreements underlying the Guaranteed Obligations, and the Overdraft Facilities Providers (as defined in Annex A to the Collateral Security Agreement), collectively; and "Beneficiary" means any one of such Beneficiaries, individually.

        "Collateral Agent" shall mean Deutsche Bank AG New York Branch, as Collateral Agent under the Collateral Security Agreement.

        "Collateral Security Agreement" means that certain Collateral Security Agreement dated as of the date hereof by and among the Borrower, certain Subsidiaries of Borrower from time to time party thereto and Collateral Agent, as it may be amended, supplemented or otherwise modified from time to time.

        "Debt Documents" has the meaning assigned to such term in the Collateral Security Agreement.

        "Extension of Credit" shall mean (i) all Loans (as defined in the Credit Agreement) and (ii) to the extent not otherwise included in the foregoing, all Guaranteed Obligations.

        "Fully Paid" shall have the meaning assigned thereto in the Collateral Security Agreement.

        "Governmental Authority" shall mean any nation or government, any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

        "Guaranteed Obligations" has the meaning assigned thereto in Section 2(a).

        "Interest Rate Agreements" means any interest, rate swap agreement, cross-currency interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate futures contract, interest rate option contract or other similar agreement or arrangement to which the Borrower or any of its Subsidiaries is a party.

        "Other Hedging Agreements" means any foreign exchange contract, currency swap agreement, futures contract, commodity agreements, option contract, synthetic cap or other similar agreement other than an Interest Rate Agreement to which the Borrower or any of its Subsidiaries is a party.

        "Overdraft Facilities" means facilities relating to Indebtedness (as such term is defined in the Credit Agreement) permitted pursuant to Section 8.2(n) of the Credit Agreement, including, without limitation, guarantees thereof.

        "Post-Petition Interest" shall have the meaning assigned thereto in the Collateral Security Agreement.

        "Secured Hedging Agreements" shall mean Interest Rate Agreements or Other Hedging Agreements permitted by Section 8.2(e) of the Credit Agreement, entered into or hereafter entered into by one or more Lenders (or any Affiliate thereof) with, or guaranteed by, the Borrower or any of its Subsidiaries.

        "Subordinate Claims" has the meaning assigned thereto in Section 8.

        "Valuable Transfers" means, as to any Guarantor, (i) all loans, advances or capital contributions made, directly or indirectly, to such Guarantor with proceeds of Guaranteed Obligations, (ii) all debt securities or other obligations of such Guarantor acquired from such Guarantor or retired by such Guarantor, directly or indirectly, with proceeds of Guaranteed Obligations, (iii) the fair market value of all property acquired, directly or indirectly, with proceeds of Guaranteed Obligations and transferred, absolutely and not as collateral to such Guarantor and (iv) the value of any quantifiable economic benefits not included in clauses (i) through (iii) above, but included in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, accruing to such Guarantor as a result of the incurrence of Guaranteed Obligations.

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        Section 2.    Guarantee of Obligations.    (a) Each Guarantor hereby, jointly and severally, unconditionally and irrevocably guarantees to each of the Beneficiaries to whom the following obligations are owed, as the primary obligation and debt of such Guarantor and not as a surety, the due and punctual payment of, without duplication, (i) all liabilities of the Borrower and the Guarantors now or hereafter arising under the Credit Agreement and all of the other Debt Documents, whether for principal, interest (including Post-Petition Interest), fees, expenses, indemnities or otherwise, and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance), (ii) all obligations of the Borrower or any of its Subsidiaries under and with respect to Secured Hedging Agreements (whether direct or through a guarantee) and (iii) all obligations of the Borrower or any of its Subsidiaries under and with respect to the Overdraft Facilities (whether direct or through a guarantee) (all of the foregoing, collectively, the "Guaranteed Obligations"). In case of the failure of the Borrower or any Guarantor to duly, punctually and indefeasibly make any such payment in full as and when due and payable, each Guarantor hereby agrees to duly, punctually and indefeasibly make such payment as and when the same shall become due and payable, whether on the due date therefor, upon stated maturity, by acceleration, upon demand or otherwise, in accordance with the terms of this Guaranty, the Credit Agreement, the other Loan Documents and the other agreements underlying the respective Guaranteed Obligations.

          (b)   Although the amount of the Guaranteed Obligations guaranteed hereby is not limited, if in any action or proceeding involving any state, federal or foreign bankruptcy, insolvency or other law affecting the rights of creditors generally, this Guaranty would be held or determined to be void, invalid or unenforceable against any Guarantor on account of the amount of its aggregate liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the aggregate amount of such Guarantor's liability hereunder shall without any further action of the Beneficiaries or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding.

          (c)   No payment or payments made by the Borrower, any Guarantor, any other guarantor or any other Person or received or collected by the Collateral Agent or any Beneficiary from the Borrower, any Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment or payments other than payments made by or received or collected from such Guarantor in respect of the Guaranteed Obligations, remain liable for the Guaranteed Obligations.

        Section 3.    Right of Set-off.    In addition to any rights and remedies of the Beneficiaries provided by law, each Beneficiary shall have the right, without prior notice to the Guarantors, any such notice being expressly waived by the applicable Guarantor, upon the occurrence and during the continuance of an Event of Default, to setoff and apply against any Guaranteed Obligations, whether matured or unmatured, of such Guarantor to such Beneficiary, any amount owing from such Beneficiary to such Guarantor, at or at any time after, the happening of any of the above-mentioned events, and the aforesaid right of setoff may be exercised by such Beneficiary against such Guarantor or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receivers, or execution, judgment or attachment creditor of such Guarantor, or against anyone else claiming through or against, such Guarantor or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receivers, or execution, judgment or attachment creditor, notwithstanding the fact that such right of setoff shall not have been exercised by such Beneficiary prior to the making, filing or issuance, or service upon such Beneficiary of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each Beneficiary agrees promptly to notify such Guarantor and the

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Collateral Agent after any such setoff and application made by such Beneficiary, provided that the failure to give such notice shall not affect the validity of such setoff and application.

        Section 4.    Amendments, etc, with respect to the Guaranteed Obligations.    Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against such Guarantor or any other Guarantor, and without notice to or further assent by such Guarantor, any demand for payment of any of the Guaranteed Obligations made by the Collateral Agent or any other Beneficiary may be rescinded by the Collateral Agent or such other Beneficiary, and any of the Guaranteed Obligations continued, and the Guaranteed Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any other Beneficiary, and the Credit Agreement, any other Loan Document, any other document relating to Guaranteed Obligations and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the relevant holders of the Guaranteed Obligations may deem advisable from time to time and otherwise in accordance with the Credit Agreement, and any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other Beneficiary for the payment of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any other Beneficiary shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Guaranteed Obligations or for this Guaranty or any property subject thereto.

        Section 5.    Guarantee Absolute and Unconditional.    Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Collateral Agent or any other Beneficiary upon this Guaranty or any other Loan Document to which such Guarantor is a party or acceptance of this Guaranty or any such other Loan Document; and all dealings between the Borrower or any Guarantor and the Collateral Agent or any other Beneficiary shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty and the other Loan Documents. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any Guarantor with respect to the Guaranteed Obligations. This Guaranty shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to:

          (i)    the validity or enforceability of the Credit Agreement, any other Loan Document, any of the Guaranteed Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Collateral Agent or any other Beneficiary,

          (ii)   any defense (including, without limitation, any statute of limitations), set-off or counterclaim (other than a defense of payment or performance) which may at any time, be available to or be asserted by the Borrower against the Collateral Agent or any other Beneficiary (each Guarantor hereby agrees not to assert any such defense, set-off or counterclaim),

          (iii)  any change in the time, manner or place of any application of collateral security, or proceeds thereof to or of all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral security for all or any of the Guaranteed Obligations or any other assets of the Borrower or any of its Subsidiaries,

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          (iv)  any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of the Borrower or any of its Subsidiaries, or

          (v)   any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or any Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Guaranteed Obligations, or of any Guarantor under this Guaranty, in bankruptcy or in any other instance and each Guarantor hereby covenants that this Guaranty will not be discharged except by final, complete, indefeasible and irrevocable payment and performance of the obligations contained in the agreements, instruments and documents evidencing or securing the Guaranteed Obligations and this Guaranty.

When the Collateral Agent or any other Beneficiary is pursuing its rights and remedies hereunder against any Guarantor, the Collateral Agent or any other Beneficiary may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by the Collateral Agent or any other Beneficiary to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent and any other Beneficiary against such Guarantor.

        Section 6.    Reinstatement.    Each Guarantor further agrees that if at any time all or any part of any payment theretofore applied by any Beneficiary to any of the Guaranteed Obligations is, or must be, rescinded or returned by such Beneficiary for any reason whatsoever, including without limitation, the insolvency, bankruptcy or reorganization of the Borrower, any other Guarantor or any other Subsidiary of the Borrower or any other guarantor of all or any portion of the Guaranteed Obligations, such Guaranteed Obligations or applicable portion thereof, for purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, shall be deemed to have continued in existence notwithstanding such application, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Guaranteed Obligations or applicable portion thereof as though such application had not been made, irrespective of whether any note or other evidence of indebtedness has been surrendered or cancelled.

        Section 7.    No Subrogation, Contribution, Reimbursement or Indemnity.    Notwithstanding anything to the contrary in this Guaranty, the Credit Agreement and the other Loan Documents, each Guarantor hereby irrevocably waives, until all Guaranteed Obligations are Fully Paid, all rights which may have arisen in connection with this Guaranty, the Credit Agreement and the other Loan Documents to be subrogated to any of the rights (whether contractual, under the Bankruptcy Code, including Section 509 thereof, under common law or otherwise) of any Beneficiary against the Borrower or against any collateral security or guarantee or right of offset held by any Beneficiary for the payment of the Guaranteed Obligations. Each Guarantor hereby further irrevocably waives, until all Guaranteed Obligations are Fully Paid, all contractual common law, statutory or other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against the Borrower or any other Person which may have arisen in connection with this Guaranty, the Credit Agreement and the other Loan Documents. Until all Guaranteed Obligations are Fully Paid, if any amount shall be paid by or on behalf of the Borrower or any Guarantor to any other Guarantor on account of any of the rights waived in this paragraph, such amount shall be held by such Guarantor in trust, segregated from other funds of such Guarantor, and shall forthwith upon receipt by such Guarantor, be turned over to the Collateral Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Agent, if required), to be applied against the Guaranteed

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Obligations, whether matured or unmatured, in accordance with Section 11 hereof. The provisions of this paragraph shall survive the term of this Guaranty.

        Section 8.    Subordination.    So long as any of the Guaranteed Obligations shall be outstanding, all claims of any kind or character of any Guarantor or any of its successors and assigns against the Borrower (all such claims of any kind or character of such Guarantor or any of its successors and assigns being hereinafter referred to as "Subordinate Claims"), shall be subordinated in right of payment to the prior indefeasible payment in full of such Guaranteed Obligations and any Subordinate Claims collected or received by such Guarantor after an Event of Default has occurred and is continuing, upon notice by Collateral Agent to such Guarantor, shall be held in trust for the Collateral Agent for the benefit of the Beneficiaries and, at the direction of the Collateral Agent to such Guarantor, shall forthwith be paid over to the Collateral Agent for the benefit of the Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of such Guarantor under any other provision of this Guaranty.

        Section 9.    Representations, Warranties and Covenants.    Each Guarantor represents and warrants to the Collateral Agent and each Beneficiary that:

          (a)   such Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the organizational power and authority and the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged;

          (b)   such Guarantor has the organizational power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guaranty, and has taken all necessary action to authorize its execution, delivery and performance of this Guaranty;

          (c)   this Guaranty constitutes a legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles; and

          (d)   the execution, delivery and performance of this Guaranty by such Guarantor (i) are within such Guarantor's organizational power, (ii) have been duly authorized by all necessary corporate, shareholder, member, partner or other action on the part of each Person whose authorization is required, (iii) do not violate any Requirement of Law or any Contractual Obligation applicable to such Guarantor, (iv) will not result in or require the creation or imposition of any Lien of any nature upon or with respect to any of the properties now owned or hereafter acquired by such Person and (v) will not require any authorization or approval or other action by, or notice to or filing or registration with, any Governmental Authority (other than those which have been obtained and are in force and effect).

        Each Guarantor hereby acknowledges and agrees that it has received a copy of the Credit Agreement and hereby (i) reaffirms all representations and warranties contained therein to the extent applicable to it and (ii) agrees to comply with all covenants and agreements contained therein to the extent applicable to it and as the same may be amended or modified from time to time in accordance with the terms of the Credit Agreement.

        Section 10.    Effect of Bankruptcy Events of Default.    If an Event of Default under Section 8.1(e) or (f) of the Credit Agreement occurs, the Collateral Agent, on behalf of the Beneficiaries, shall be entitled to enforce the joint and several obligations of the Guarantors hereunder whether or not the enforcement of the underlying obligations of the Borrower or any Guarantor have been stayed.

        Section 11.    Application of Proceeds.    Subject to any applicable agreements in effect from time to time relating to the sharing and priority of payments to the Beneficiaries, all payments hereunder shall

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be applied to the payment in whole or in part of the Guaranteed Obligations, in such order as the Beneficiaries, in their sole discretion, may elect.

        Section 12.    GOVERNING LAW.    THIS GUARANTY SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE INTERNAL LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

        Section 13.    Enforceability.    Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. If this Guaranty would be held or determined by a court of competent jurisdiction in a judicial proceeding to be void, voidable, invalid or unenforceable on account of the amount of the aggregate liability of any Guarantor under this Guaranty or by reason of any inconsistent contractual provision binding on any Guarantor, then, notwithstanding any other provision of this Guaranty to the contrary, the aggregate amount of the liability of each Guarantor under this Guaranty shall, without any further action by any Guarantor, the Beneficiaries or any other Person, be automatically limited and reduced to the maximum amount which is valid and enforceable.

        Section 14.    Remedies Not Exclusive; Amendment.    No failure or delay on the part of any Beneficiary in exercising any right, power or remedy under this Guaranty shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for in this Guaranty are cumulative and are not exclusive of any remedies that may be available to any Beneficiary at law or in equity or otherwise. No amendment, modification, supplement, termination or waiver of or to any provision of this Guaranty, nor consent to any departure by any Guarantor therefrom shall be effective unless the same shall be consented to in writing by all of the Lenders (other than a Defaulting Lender) or the Required Lenders, as the case may be, pursuant to Section 12.1 of the Credit Agreement, as such terms are defined in the Credit Agreement. Any amendment, modification or supplement of or to any provision of this Guaranty, any waiver of any provision of this Guaranty, and any consent to any departure by any Guarantor from the terms of any provision of this Guaranty, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Guaranty, no notice to or demand on any Guarantor in any case shall entitle such Guarantor or any other Guarantor to any other or further notice or demand in similar or other circumstances.

        Section 15.    Consent to Certain Transactions.    Each Guarantor acknowledges receipt of a copy of the Credit Agreement and the other Loan Documents in the form in which each was executed and delivered by the parties thereto, as amended, supplemented or otherwise modified as of the Closing Date, and agrees that such copies constitute adequate notice of all matters contained therein and consents to the execution and delivery of such agreements and the performance of all transactions provided for or contemplated therein; provided, however, that none of the Beneficiaries shall be obligated to furnish to any Guarantor any copies of any amendments, modifications or supplements or waivers with respect to the Credit Agreement or any of the other Loan Documents.

        Section 16.    Notices.    Except where telephonic instructions or notices are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto or any other Person shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by a reputable overnight or courier delivery service, or by telecopier, and shall be deemed to be given for purposes of this Guaranty on the third day after deposit in registered or certified mail postage prepaid, and otherwise on the day that such writing is delivered or sent to the intended recipient thereof, or in the

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case of a notice delivered by telecopy, upon completion of transmission with a copy of such notice also being delivered under any of the methods provided above, all in accordance with the provisions of this subsection. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this subsection, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective telecopier numbers) indicated on each respective signature page to this Agreement or any supplement hereto or with regard to the Beneficiaries, on the respective signature pages of the Credit Agreement, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for each on such signature pages.

        Section 17.    Successors and Assigns.    This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of, and shall be enforceable by, each of the Beneficiaries and their respective successors and assigns (including any permitted assignee of any Lender in accordance with Section 12.8 of the Credit Agreement); provided, however, that no Guarantor may assign or transfer any of its obligations under this Guaranty without the prior written consent of the Required Lenders, except pursuant to intercompany mergers and consolidations permitted under Section 8.3 of the Credit Agreement.

        Section 18.    Further Assurances, Additional Guarantors.    (a) Each Guarantor, jointly and severally, agrees to do such further acts and things and to execute and deliver such additional agreements, powers and instruments, as any Beneficiary may reasonably require or reasonably deem advisable to carry into effect the purposes of this Guaranty or to better assure and confirm unto the Beneficiaries their rights, powers and remedies under this Guaranty, the Credit Agreement or any other Loan Document.

          (b)   An additional Subsidiary of the Borrower may become a Guarantor under this Guaranty pursuant to the requirements of Section 7.11(b) of the Credit Agreement by executing and delivering to the Collateral Agent a supplement to this Guaranty in the form of Exhibit A hereto (with only such changes thereto as are agreed to by the Collateral Agent), whereupon, without further action, approval or consent by any other Person, such Subsidiary shall be deemed to be a Guarantor for all purposes under this Guaranty.

        Section 19.    Submission to Jurisdiction.    Each Guarantor, jointly and severally, hereby irrevocably and unconditionally consents and submits to the nonexclusive jurisdiction of any United States Federal or New York State court sitting in New York City in any action or proceeding arising out of or relating to this Guaranty, and each Guarantor, jointly and severally, hereby irrevocably and unconditionally agrees that all claims in respect of such action or proceeding brought against any of the Beneficiaries in respect of this Guaranty shall be brought in such United States Federal or New York State court. Each Guarantor, jointly and severally, irrevocably consents to the service of any and all process in any such action or proceeding brought in any court in or of the State of New York by the delivery of copies of such process to such Guarantor at its address specified on its respective signature page hereto or by certified or registered mail directed to such address. Nothing herein shall affect the right of any of the Beneficiaries to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Guarantor in any other jurisdiction.

        Section 20.    Waiver of Trial by Jury.    THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN CONNECTION WITH ANY ACTION OR PROCEEDING UNDER OR COUNTERCLAIM RELATING TO THIS GUARANTY, THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT, AND EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR ANY OBJECTION BASED ON THE GROUNDS OF FORUM NON CONVENIENS, OR THAT IT OR ITS ASSETS ARE EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, WHICH IT MAY NOW OR HEREAFTER HAVE

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TO THE BRINGING OR MAINTAINING OF ANY SUCH ACTION OR PROCEEDING IN THE JURISDICTIONS REFERRED TO IN SECTION 19. EACH BENEFICIARY, BY ITS ACCEPTANCE OF THE BENEFITS OF THIS GUARANTY, SHALL BE DEEMED TO HAVE WAIVED ITS RIGHT TO TRIAL BY JURY IN RESPECT OF ANY SUCH ACTION OR PROCEEDING IN WHICH THE GUARANTORS HAVE WAIVED THEIR RIGHT TO TRIAL BY JURY.

        Section 21.    Fees and Expenses.    Each Guarantor, jointly and severally, agrees to pay promptly, to the extent not previously finally and indefeasibly paid in full by the Borrower, (i) all reasonable costs and expenses of any Beneficiary in connection with (A) any and all amounts which any Beneficiary has paid relative to the curing of any default resulting from the acts or omissions of any Guarantor under this Guaranty and (B) the enforcement of this Guaranty and the preservation of the Beneficiaries' rights hereunder.

        Section 22.    Taxes.    Each of the agreements set forth in Section 4.7 of the Credit Agreement is hereby incorporated by reference mutatis mutandis with the same effect as if such agreements had been set forth herein (it being understood that the intent of the parties under this Section 22 is to provide that, subject to the limitations of Section 4.7 of the Credit Agreement, each of the Agents, the Facing Agents, the Collateral Agent and each Lender receive and retain the same amount net of all Taxes that such Lender would have received had payment been made by the Borrower under the Credit Agreement). All references in such incorporated provisions to "the Borrower" shall be deemed references to each Guarantor and all references in such incorporated provisions to "this Agreement", "the Loan Documents" or words of similar meaning shall be deemed references to this Guaranty. Each Guarantor further agrees to pay any and all stamp, transfer and other similar taxes or fees payable or determined to be payable in connection with the execution, delivery, filing and recording of any instrument or document that may be delivered in connection with this Guaranty, and agrees to save Collateral Agent and each other Beneficiary harmless from and against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such taxes or fees.

        Section 23.    Foreign Exchange Indemnity.    Each sum due under this Guaranty or in respect of the Guaranteed Obligations shall be paid in the currency that such Guaranteed Obligation is denominated. If any sum due from any Guarantor under this Guaranty has to be converted from the currency in which the same is payable hereunder into another currency, it shall be converted at the Exchange Rate determined as of the date such sums are paid hereunder. Each of the agreements set forth in Section 12.4(b) of the Credit Agreement is hereby incorporated by reference mutatis mutandis with the same effect as if such agreements had been set forth herein (it being understood that the intent of the parties under this Section 23 is to provide that, subject to Section 12.4(b) of the Credit Agreement, each Beneficiary is indemnified for losses incurred as a result of foreign currency exchange to the same extent such Beneficiary is indemnified by the Borrower under the Credit Agreement). All references in such incorporated provisions to "the Borrower" shall be deemed references to each Guarantor and all references in such incorporated provisions to "this Agreement" shall be deemed references to this Guaranty.

        Section 24.    Counterparts.    This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Guaranty.

        Section 25.    Headings.    Section and other headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.

        Section 26.    Release.    Upon the sale of all of the capital stock of any Guarantor in accordance with Section 8.3 of the Credit Agreement, such Guarantor and each of its Subsidiaries shall automatically be released from all of its obligations under this Guaranty.

[SIGNATURE PAGES FOLLOW]

9

 EXECUTION VERSION

        IN WITNESS WHEREOF, each of the Guarantors has caused this Subsidiary Guaranty Agreement to be duly executed and delivered by its proper and duly authorized officer as of the day and year first above written by signing a separate signature page.

Acknowledged and Agreed to:
DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent
By:
Name:
Title:
Notice Address:
Deutsche Bank AG New York Branch 31 West 52nd Street New York, NY 10019 Attention: Chris Towery Tel. No.: (212) 250-0839 Telecopier No.: (212) 797-0070

HUNTSMAN CHEMICAL PURCHASING CORPORATION
HUNTSMAN INTERNATIONAL CHEMICALS CORPORATION
HUNTSMAN PETROCHEMICAL PURCHASING CORPORATION
POLYMER MATERIALS INC.
AIRSTAR CORPORATION
HUNTSMAN PROCUREMENT CORPORATION
JK HOLDINGS CORPORATION
HUNTSMAN AUSTRALIA INC.
HUNTSMAN CHEMICAL FINANCE CORPORATION
HUNTSMAN ENTERPRISES, INC.
HUNTSMAN FAMILY CORPORATION
HUNTSMAN GROUP HOLDINGS FINANCE CORPORATION
HUNTSMAN GROUP INTELLECTUAL PROPERTY HOLDINGS CORPORATION
HUNTSMAN INTERNATIONAL SERVICES CORPORATION
HUNTSMAN MA INVESTMENT CORPORATION
HUNTSMAN MA SERVICES CORPORATION
HUNTSMAN PETROCHEMICAL FINANCE CORPORATION
HUNTSMAN PETROCHEMICAL CANADA HOLDINGS CORPORATION
HUNTSMAN POLYMERS HOLDINGS CORPORATION
HUNTSMAN CHEMICAL COMPANY LLC
PETROSTAR INDUSTRIES LLC
EUROFUELS LLC
EUROSTAR INDUSTRIES LLC
HUNTSMAN EA HOLDINGS LLC
HUNTSMAN INTERNATIONAL TRADING CORPORATION
HUNTSMAN PETROCHEMICAL CORPORATION
HUNTSMAN POLYMERS CORPORATION
HUNTSMAN PROPYLENE OXIDE HOLDINGS LLC
HUNTSMAN TEXAS HOLDINGS LLC

By:	Name: Title:
PETROSTAR FUELS LLC
By:	Name: Title:
HUNTSMAN PURCHASING, LTD.
By: Huntsman Procurement Corporation, its General Partner
By:	Name: Title:
HUNTSMAN ETHYLENEAMINES LTD.
By: Huntsman EA Holdings LLC, its General Partner
By:	Name: Title:

HUNTSMAN EXPANDABLE POLYMERS COMPANY, LC
By: Huntsman International Chemical Corporation, its Sole Member and Manager
By:	Name: Title:
HUNTSMAN FUELS, L.P.
By: Petrostar Fuels LLC, its General Partner
By:	Name: Title:
HUNTSMAN INTERNATIONAL FUELS, L.P.
By: Eurofuels LLC, its General Partner
By:	Name: Title:
HUNTSMAN PROPYLENE OXIDE LTD.
By: Huntsman Propylene Oxide Holdings LLC, its General Partner
By:	Name: Title:
HUNTSMAN INTERNATIONAL FINANCIAL LLC.
By:	Name: Title:
TIOXIDE GROUP
By:	Name: Title:
TIOXIDE AMERICAS, INC.
By:	Name: Title:

 EXHIBIT A
to
SUBSIDIARY GUARANTY AGREEMENT
FORM OF SUPPLEMENT TO
SUBSIDIARY GUARANTY AGREEMENT

        THIS SUPPLEMENT NO.                                    dated as of                                    (this "Supplement") to the Subsidiary Guaranty Agreement (as defined below) is made by                                    , a                                                                         ("New Guarantor"), in favor of the Beneficiaries (as defined in the Subsidiary Guaranty Agreement).

W I T N E S S E T H:

        WHEREAS, Huntsman International LLC, a Delaware limited liability company (the "Borrower"), is party to that certain Credit Agreement dated as of August             , 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), with Deutsche Bank AG New York Branch, as Administrative Agent for the Lenders thereunder (the "Administrative Agent"), Deutsche Bank Securities, Inc., as Joint Lead Arranger and Joint Book Runner, Citigroup Global Markets, as Co-Syndication Agent, Joint Lead Arranger and Joint Book Runner, Credit Suisse, as Co-Syndication Agent, Joint Lead Arranger and Joint Book Runner, and the Lenders identified therein;

        WHEREAS, New Guarantor is a Subsidiary (as defined in the Credit Agreement);

        WHEREAS, as a condition precedent to their entering into the Credit Agreement, the Administrative Agent and the Lenders thereunder required the Borrower to cause certain of its Subsidiaries to execute and deliver that certain Subsidiary Guaranty dated as of August             , 2005 (as heretofore or hereafter amended, restated, supplemented or otherwise modified from time to time, the "Subsidiary Guaranty");

        WHEREAS, the proceeds of Extensions of Credit (as defined in the Subsidiary Guaranty) heretofore have been and hereafter will be used in part to enable the Borrower to make Valuable Transfers (as defined in the Subsidiary Guaranty) to each of the Guarantors (including New Guarantor) in connection with the operation of its business;

        WHEREAS, the Borrower and New Guarantor are engaged in related businesses, and New Guarantor will derive substantial direct and indirect benefit from the making of Extensions of Credit;

        WHEREAS, pursuant to Section 7.11(b) of the Credit Agreement, the Borrower is required to cause (i) each Subsidiary (other than a Receivables Subsidiary) that is organized under the laws of a state of the United States of America or the District of Columbia and (ii) each other Subsidiary that is wholly owned by a corporation organized under the laws of a state of the United States or the District of Columbia and is disregarded as an entity separate from that owner under Treasury Regulation section 301.7701-3 to become a Guarantor under the Subsidiary Guarantor; and

        WHEREAS, Section 18(b) of the Subsidiary Guaranty provides that certain additional Subsidiaries of the Borrower may become Guarantors under the Subsidiary Guaranty by execution and delivery of an instrument in the form of this Supplement.

        NOW, THEREFORE, in consideration of the premises and to induce the Lenders to continue to make Extensions of Credit, New Guarantor hereby agrees as follows:

        Section 1    Definitions.    Each capitalized term used herein and not otherwise defined herein shall have the meaning assigned to such term in the Subsidiary Guaranty or, if not defined herein or in the Subsidiary Guaranty, in the Credit Agreement.

        Section 2    Guarantee of Obligations.    In accordance with Section 18(b) of the Subsidiary Guaranty, New Guarantor, by its execution and delivery of this Supplement, hereby becomes a Guarantor under the Subsidiary Guaranty for all purposes thereunder with the same force and effect as if originally named therein as a Guarantor, without further action, approval or consent by any other Person, and New Guarantor hereby (a) agrees to all the terms and provisions of the Subsidiary Guaranty applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties deemed to be made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a "Guarantor" in the Subsidiary Guaranty shall be deemed for all purposes to include New Guarantor. All of the terms of the Subsidiary Guaranty are hereby incorporated in their entirety.

        Section 3    Representations and Warranties.    New Guarantor represents and warrants to the Beneficiaries that this Supplement has been duly authorized, executed and delivered by it and is its legal, valid and binding obligation, enforceable against it in accordance with its terms.

        Section 4    Counterparts.    This Supplement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Supplement.

        Section 5    Full Force and Effect.    Except as expressly supplemented hereby, the Subsidiary Guaranty remains in full force and effect.

        Section 6    GOVERNING LAW.    THIS SUPPLEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE INTERNAL LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

        Section 7    Enforceability.    Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. If this Supplement would be held or determined by a court of competent jurisdiction in a judicial proceeding to be void, voidable, invalid or unenforceable on account of the amount of the aggregate liability of New Guarantor under the Subsidiary Guaranty or by reason of any inconsistent contractual provision binding on New Guarantor and in effect on or prior to the date hereof, then, notwithstanding any other provision of this Supplement or the Subsidiary Guaranty to the contrary, the aggregate amount of the liability of New Guarantor under the Subsidiary Guaranty shall, without any further action by any Guarantor, the Beneficiaries or any other Person, be automatically limited and reduced to the maximum amount which is valid and enforceable.

        Section 8    Fees.    New Guarantor agrees to reimburse the Administrative Agent for their respective reasonable out-of-pocket expenses (including Attorney Costs) incurred in connection with the preparation, execution and delivery of this Supplement.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the New Guarantor his caused this Supplement No.                                    to the Subsidiary Guaranty to be duly executed and delivered by its properly and duly authorized officer as of the date first written above.

[NEW GUARANTOR]
By:
Name:
Title:
Notice Address:

Acknowledged and Agreed to:
DEUTSCHE BANK AG NEW YORK BRANCH as Collateral Agent
By:
Name:
Title:
Notice Address:
Deutsche Bank Trust Company Americas 31 West 52nd Street New York, NY 10019 Attention: Chris Towery Tel. No.: (212) 250-0839 Telecopier No.: (212) 797-

 Exhibit 5.1(v)

FORM OF TAX SHARING AGREEMENT

 TAX SHARING AGREEMENT

        THIS TAX SHARING AGREEMENT (this "Agreement") is made and entered into as of August 15, 2005 (the "Effective Date"), by and among Huntsman Corporation, a Delaware corporation ("Parent") and Huntsman International LLC, a Delaware limited liability company ("HI").

RECITALS:

        WHEREAS, Parent is the common parent corporation of an affiliated group of corporations, all within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code"); and

        WHEREAS, Parent will file consolidated federal income tax returns on behalf of itself and other Members (as defined in Section 1(e)) of the Group; and

        WHEREAS, Parent and HI desire to enter into an agreement to provide for the allocation and settlement, in an equitable manner, of the consolidated federal income tax liabilities and benefits of the Group and the state and local income tax liabilities and benefits of the Group in the states and localities in which one or more members of the Group are treated as a consolidated, combined, or unitary tax reporting group.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, as of the Effective Date, Parent and HI hereby agree as follows:

        1.    Definitions.    For purposes of this Agreement, the following terms shall be defined as follows:

        (a)   "Code" shall have the meaning ascribed above.

        (b)   "Estimated Tax Payments" shall mean for a Taxable Period the aggregate payments for such Taxable Period provided in Section 4 hereof.

        (c)   "Final Determination" shall mean a closing agreement with the Internal Revenue Service, a claim for refund which has been allowed, a deficiency notice with respect to which the period for filing a petition with the Tax Court has expired, or a decision of any court of competent jurisdiction which is not subject to appeal or the time for appeal of which has expired.

        (d)   "Group" shall mean the affiliated group of corporations of which Parent is the common parent corporation, all within the meaning of Section 1504 of the Code.

        (e)   "Member" shall mean Parent, HI and their respective direct and indirect subsidiaries that are part of the Group.

        (f)    "Parent" shall have the meaning ascribed above.

        (g)   "Subsidiaries" shall mean, collectively, (i) HI and (ii) each direct subsidiary of Parent that is a Member.

        (h)   "Subsidiary Group" shall mean a single Subsidiary or a group of corporations consisting of a Subsidiary and every other Member of the Group which would be deemed an includible corporation in an affiliated group of which such Subsidiary would be the common parent corporation, all within the meaning of Section 1504 of the Code, if such Subsidiary were not a Member of the Group. If HI, at the date of this Agreement or in the future, has not elected for federal income tax purposes to be treated as an association taxable as a corporation, it shall still be considered a corporation for purposes of this Agreement.

        (i)    "Subsidiary Group Separate Tax" for a Taxable Period shall mean a hypothetical consolidated federal income tax liability for the subject Subsidiary Group for such Taxable Period calculated by

1

Parent and determined as if such Subsidiary Group had filed its own consolidated federal income tax return for such Taxable Period (i) taking into account losses, credits, carryover of losses and credits from any Taxable Period, and other tax attributes of members of such Subsidiary Group, but only if and to the extent that such attributes actually would have been utilized (taking into account all applicable rules and limitations) in the determination of the consolidated federal income tax for such Subsidiary Group for such Taxable Period (whether or not such attributes actually are utilized in the determination of the consolidated federal income tax liability of the Group for such Taxable Period) and assuming that such Subsidiary Group has filed its own consolidated federal income tax returns for all prior Taxable Periods, (ii) taking into account any redetermination of tax liability under Section 5(a) hereof and (iii) without taking into account any items of loss, credits, carryovers of losses and credits, and similar attributes to the extent that Parent has previously paid any amounts in respect of such items and attributes pursuant to Section 2(b) hereof. Such hypothetical consolidated federal income tax liability for any Taxable Period shall be computed on the basis of the accounting methods and principles, elections, and conventions (collectively, "Methods") actually used in the determination of the federal income tax liability of the Group for the preceding Taxable Period (or, in the case of the first Taxable Period for which this Agreement is in effect, such Methods actually used by Parent in the taxable year in which this Agreement is signed or, to the extent that new Methods must be selected, such Methods as may be determined by Parent after consultation with the Subsidiaries); provided that in the event that, as a result of a change in the law or circumstances, the Group becomes eligible to use a Method not available in the preceding Taxable Period, Parent after consultation with the Subsidiaries may elect to use such Method and such Method shall apply for all subsequent Taxable Periods.

        (j)    "Taxable Period" shall mean any taxable year or portion thereof ending on or after the Effective Date with respect to which a consolidated federal income tax return including any of the Subsidiaries is filed on behalf of the Group.

        2.    Payments.

        (a)   For every Taxable Period, (1) each Subsidiary Group shall pay to Parent an amount equal to the excess, if any, of the Subsidiary Group Separate Tax for such Taxable Period over the Estimated Tax Payments made by such Subsidiary Group for such Taxable Period or (2) Parent shall pay to the Subsidiary that is the parent corporation of each Subsidiary Group an amount equal to the excess, if any, of the Estimated Tax Payments made by such Subsidiary's Subsidiary Group for such Taxable Period over the Subsidiary Group Separate Tax for such Taxable Period. If the applicable Subsidiary Group would be entitled to a refund (the "deemed refund") with respect to amounts paid by it to Parent pursuant to this Agreement for a Taxable Period if it had filed its own consolidated tax return for all Taxable Periods, then Parent shall pay to the Subsidiary that is the parent corporation of the applicable Subsidiary Group the amount of such deemed refund within thirty (30) days of the date that the Group consolidated federal income tax return for the Taxable Period referred to in clause (1) is filed or within ten (10) days of the receipt of a refund from the IRS, whichever is later.

        (b)   If any Subsidiary Group has any items of loss or credit, any carryovers of losses, credits or similar attributes that are not (and have not been) used to calculate the Subsidiary Group Separate Tax of such Subsidiary Group and Parent uses such items or attributes to reduce the Group's federal income tax liability on the Group's consolidated federal income tax return for a Taxable Period, then Parent shall pay the parent of such Subsidiary Group an amount equal to the benefit obtained from the use of such items or attributes to reduce the federal income tax liability of the Group on such return for such Taxable Period.

        3.    Time and Form of Payment.    Payments pursuant to Section 2 hereof shall be made no sooner than ten (10) days before and no later than thirty (30) days following the filing of the Group's consolidated federal income tax return for the Taxable Period in question. Payment shall be made in

2

immediately available funds or, at the discretion of Parent, by an adjustment to the applicable intercompany accounts; provided that no such adjustment may be made with respect to intercompany accounts that represent or constitute Indebtedness (as that term is defined in the Credit Agreement, dated August 16, 2005, by and among HI, as Borrower, Deutsche Bank AG New York Branch, as Administrative Agent, and the Lenders referenced therein, as such agreement may be amended, restated, replaced or novated) of HI. If the due date for such return is extended, payments pursuant to Section 2(a) shall be made on an estimated basis no later than seven (7) days prior to the original due date for such return. Any difference between the Subsidiary Group Separate Tax and such estimated payments shall be paid to the party entitled thereto no later than thirty (30) days following the filing of the Group's extended consolidated federal income tax return or within ten (10) days of the receipt of a refund from the IRS, whichever is later.

        4.    Estimated Tax Payment.    For every Taxable Period beginning on the Effective Date and thereafter, no sooner than ten (10) and no later than seven (7) days prior to the fifteenth day of the fourth, sixth, ninth, and twelfth months of such Taxable Period, each Subsidiary Group shall pay to Parent the amount of estimated federal income taxes which such Subsidiary Group would be required to pay on or before such dates if such Subsidiary Group had filed a consolidated federal income tax return for such Taxable Period, which return included only members of such Subsidiary Group. Such hypothetical estimated federal income tax liability shall be determined by Parent in a manner consistent with Section 2 hereof and in accordance with the applicable rules of the Code and Treasury Regulations, as in effect from time to time, governing the calculation of estimated corporation federal income tax, including such rules regarding payments of estimated tax in taxable years of less than twelve (12) months. In the event that a consolidated federal income tax return is not filed by Parent for any taxable year, any payments made pursuant to this Section shall be refunded no later than seven (7) days prior to the due date of the separate return of the respective Subsidiary for such taxable year.

        5.    Adjustments.

        (a)    Redetermination of Tax Liability.    In the event of any redetermination of the consolidated federal income tax liability of the Group for any Taxable Period as a result of an audit by the Internal Revenue Service, a claim for refund, or otherwise, the Subsidiary Group Separate Tax shall be recomputed by Parent for such Taxable Period to take into account such redetermination, and the payments pursuant to Section 2 hereof shall be appropriately adjusted. Any payment between Parent and a Subsidiary required by such adjustment shall be paid within seven (7) days of the date of a Final Determination with respect to such redetermination, or as soon as such adjustment can practicably be calculated, if later. To the extent that the parent corporation of a Subsidiary Group was paid for the benefit of the use of any items or attributes pursuant to Section 2(b) and such items or attributes are reduced or disallowed pursuant to a Final Determination, such Subsidiary Group shall return such payment to Parent together with interest and any assessed penalties as calculated in the Final Determination.

        (b)    Deconsolidation.    In the event that a Subsidiary is determined not to have been properly treated as an includible corporation in the Group with respect to any Taxable Period, the amount of any payments made by or on account of such Subsidiary with respect to such Taxable Period under Sections 2(a) and 4 hereof (taking into account any adjustments pursuant to Section 5(a)) shall be refunded by Parent to the parent corporation of the Subsidiary Group that includes such Subsidiary with interest at the rate determined under Section 6621(a)(2) of the Code and the Subsidiary shall pay to Parent any amounts previously paid pursuant to Section 2(b) with interest at the rate determined under Section 6621(a)(2) of the Code, in each case within seven (7) days of a Final Determination of such deconsolidation, or as soon as the amount to be refunded can practicably be determined, if later.

3

        (c)    Refunds for Pre-Affiliation Periods.    Any refund of taxes previously paid by a member of a Subsidiary Group for a taxable period ending prior to such member's becoming a Member of the Group shall be the property of that Subsidiary Group.

        6.    Filing of Returns, Payment of Tax, Etc.

        (a)    Parent as Agent.    Each Subsidiary hereby appoints Parent as its agent, as long as the Subsidiary is a Member of the Group, for the purpose of filing such consolidated federal income tax returns for the Group as Parent may elect to file and making any election or application, or taking any action in connection therewith on behalf of the Members of the Group. Each Subsidiary hereby consents to the filing of such returns, and the making of such elections and applications.

        (b)    Cooperation.    Parent and the Subsidiaries shall cooperate in the Filing of any consolidated federal income tax returns for the Group by maintaining such books and records and providing such information as may be necessary or useful in the filing of such returns, and executing any documents and taking any actions which Parent or the Subsidiaries may reasonably request in connection therewith. Parent will provide the Subsidiaries with copies of any such returns promptly after such returns are filed. Parent and the Subsidiaries will provide each other with such information concerning such returns and the application of this Agreement as Parent or the Subsidiaries may reasonably request of each other.

        (c)    Payment of Tax.    For every Taxable Period, Parent will pay or discharge, or cause to be paid or discharged, the consolidated federal income tax liability of the Group, including payments of estimated taxes for any such Taxable Period.

        7.    Adjudications.    In any audit, conference, or other proceeding with the Internal Revenue Service or in any judicial proceedings concerning the determination of the federal income tax liabilities of the Group or any of its Members, the Group and each of its Members shall be represented by persons selected by Parent. Parent shall inform the Subsidiaries of any such proceedings which may give rise to liability between the Subsidiaries and Parent hereunder and shall give the Subsidiaries a reasonable opportunity to attend and participate therein; provided, however, that Parent shall retain ultimate control over the Group's participation in such proceedings. The settlement and terms of settlement of any issues relating to any such proceeding shall be concluded in the good faith discretion of Parent, and each member of the Group appoints Parent as its agent for purposes of properly concluding any such settlement.

        8.    State and Local Taxes.    The provisions of this Agreement governing the consolidated federal income tax liability and reporting of the Group shall be applied in a similar mariner to the income tax liability and reporting of any Members of the Group which constitute a combined, consolidated, or unitary group for purposes of any state or local taxing jurisdiction.

        9.    Binding Effect; Successors; Additional Parties.    This Agreement shall be binding upon Parent, each Subsidiary and each direct subsidiary of each Subsidiary, including without limitation any new Subsidiary and any new direct subsidiary of a Subsidiary organized or acquired after the Effective Date. Parent shall cause each Subsidiary that is formed or acquired after the Effective Date to execute this Agreement and become a party hereto as of the date that it becomes a Subsidiary. This Agreement shall inure to the benefit of and be binding upon any successors or assigns of the parties hereto.

        10.    Equitable Interpretation.    This Agreement is intended to equitably allocate the federal, state, and local income tax liabilities of the Group, and any situations or circumstances concerning such allocation which are not specifically contemplated hereby or provided for herein shall be dealt with in a manner consistent with the underlying principles of allocation contained in this Agreement.

        11.    Legal and Accounting Fees.    Any fees or expenses for legal, accounting, or other professional services (to the extent not already governed by a service or other agreement among any of the

4

Members) rendered in connection with the preparation of a consolidated federal income tax return for the Group or a consolidated, combined, or unitary tax return for one or more Members of the Group, the application of the provisions of this Agreement, or any audit, conference, or proceeding of the Internal Revenue Service or judicial proceedings relevant to any determination required to be made hereunder shall be allocated between the Members of the Group in an equitable manner as specified by Parent; provided, however, that if any Subsidiary objects to such allocation, such allocation shall be determined in the manner specified in Section 12 hereof.

        12.    Effect of Agreement.    This Agreement shall determine the liability of Parent and each Subsidiary to each other as to the matters provided for herein, whether or not such determination is effective for purposes of the Treasury Regulations, financial reporting purposes, or other purposes. Nothing contained herein shall preclude any Subsidiary from entering into any agreement with any other Members concerning the allocation of federal income tax liabilities.

        13.    Entire Agreement.    This Agreement embodies the entire understanding between the parties relating to its subject matter and, effective as of the Effective Date, amends entirely, supersedes, and terminates all prior agreements between the parties with respect to such subject matter. Any and all prior agreements, correspondence, conversations, and memoranda are merged herein and shall be without effect hereon. No promises, covenants, or representations of any kind, other than those expressly stated herein, have been made to induce any party to enter into this Agreement. This Agreement, including this provision against oral modification, shall not be modified or terminated except by a writing duly signed by each of the parties hereto (excluding any parties who have ceased to be members of the Group and the execution of this Agreement by additional Subsidiaries pursuant to Section 9 hereof), and no waiver of any provision of this Agreement shall be effective unless in writing duly signed by the party sought to be bound.

        14.    Code References.    Any references to the sections of the Code or Treasury Regulations shall be deemed to refer to any successor provisions and shall refer to such sections or provisions as in effect from time to time.

        15.    Notices.    Any payment, notice, or communication required or permitted to be given under this Agreement shall be deemed to have been given when hand-delivered or when deposited in the United States mail, postage prepaid, and in either ease addressed as follows:

  If to Parent:

    Huntsman Corporation
    500 Huntsman Way
    Salt Lake City, Utah 84108
    Attention: Chief Financial Officer

  If to HI:

    Huntsman International
    500 Huntsman Way
    Salt Lake City, Utah 84108
    Attention: Chief Financial Officer

or to such other address as a party shall hereafter furnish in writing to the other parties.

        16.    Governing Law.    This Agreement shall be construed under and governed by the laws of the State of Delaware.

        17.    Term of Agreement.    This Agreement shall apply to every Taxable Period unless previously terminated by the written agreement of the parties and, unless otherwise agreed to in writing by the parties, shall remain in effect with respect to any such Taxable Period until the later of the expiration

5

of the period of limitations for assessment of a deficiency of making of a claim for refund for such Taxable Period.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed.

HUNTSMAN CORPORATION		HUNTSMAN INTERNATIONAL LLC
a Delaware corporation		a Delaware limited liability company
By:	/s/ Sean Douglas	By:	/s/ Sean Douglas
Name: Sean Douglas Title: Vice President and Treasurer		Name: Sean Douglas Title: Vice President and Treasurer

6

 SCHEDULE 1.1(a)

Commitments

 REVOLVING COMMITMENTS as of September 30, 2010

Revolving Lender	Amount
JPMorgan Chase Bank, N.A.	$50,000,000.00
Barclays Bank PLC	$35,000,000.00
Citicorp NA Inc.	$35,000,000.00
Credit Suisse AG, Cayman Islands Branch	$35,000,000.00
Goldman Sachs Credit Partners	$40,000,000.00
HSBC Bank USA, National Association	$35,000,000.00
Merrill Lynch Capital Corporation	$35,000,000.00
PNC Bank, National Association	$25,000,000.00

TOTAL:	$290,000,000.00

 SCHEDULE 1.1(c)

List of Unrestricted Subsidiaries

 List of Unrestricted Subsidiaries
(First Tier)

	Company	Jurisdiction	Ownership
1	HCPH Holdings Pty Limited	Australia	50% Huntsman Australia Inc. 50% HF II Australia Holdings Company LLC
2	HF II Australia Holdings Company LLC	Utah	100% Huntsman Australia Inc.
3	Huntsman Australia Holdings Corporation	Utah	100% Huntsman International LLC
4	Huntsman Australia Styrenics Pty Ltd	Australia	100% Huntsman Australia Inc.
5	Huntsman Chemical Australia Holdings Pty Limited	Australia	100% Huntsman Australia Inc.
6	Huntsman China Investments BV	Netherlands	100% Huntsman Investments (Netherlands) B.V.
7	Huntsman Distribution Corporation	Utah	100% Huntsman International LLC
8	Huntsman Offshore Investments Limited	U.K.	100% Huntsman (Holdings) UK
9	Huntsman Pigments LLC	Delaware	100% Huntsman International LLC
10	Huntsman SA Investment Corporation	Utah	100% Huntsman Petrochemical LLC
11	Huntsman Styrenics Investment Holdings, L.L.C.	Delaware	100% Huntsman International LLC
12	HUNTSMAN Verwaltungs GmbH	Germany	100% Huntsman Advanced Materials Hamburg GmbH

 SCHEDULE 8.9

IRIC Account Procedures

 IRIC Account Procedures

        The Company may transfer to International Risk Company, and International Risk Insurance Company may hold for not more than 5 Business Days, Cash and Cash Equivalents (which shall be held in a deposit account) in amounts which represent premiums then currently due International Risk Insurance Company's insurance carriers as well as other expenses to be paid by International Risk Insurance Company in the ordinary course of business and consistent with past practices. In addition, International Risk Insurance Company may hold, for a period of not more than 5 Business Days, reinsurance settlement proceeds which have been received.

QuickLinks

  Exhibit 10.2
Explanatory Note
  Exhibit 2.2(a)(1)
FORM OF TERM B DOLLAR NOTE
FORM OF TERM B DOLLAR NOTE
  Exhibit 4.7(d)
FORM OF SECTION 4.7(d)(i) CERTIFICATE
FORM OF SECTION 4.7(d)(i) CERTIFICATE
  Exhibit 5.1(c)
FORM OF PLEDGE AGREEMENT
  Execution Version
TABLE OF CONTENTS
PLEDGE AGREEMENT
W I T N E S S E T H
ARTICLE I SECURITY INTERESTS
ARTICLE II GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS
ARTICLE III PROVISIONS CONCERNING PLEDGED STOCK
ARTICLE IV PROVISIONS CONCERNING ALL COLLATERAL
ARTICLE V REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT
ARTICLE VI INDEMNITY
ARTICLE VII OTHER AGREEMENTS WITH COLLATERAL AGENT
ARTICLE VIII THE COLLATERAL AGENT
ARTICLE IX TERMINATION; RELEASES OF COLLATERAL
ARTICLE X LIMITED RIGHTS OF SECURED PARTIES; PROOFS OF CLAIM
ARTICLE XI MISCELLANEOUS
ANNEX A DEFINITIONS
EXHIBIT A FORM OF SUPPLEMENT TO PLEDGE AGREEMENT
W I T N E S S E T H
ARTICLE I SUPPLEMENT TO PLEDGE AGREEMENT
ARTICLE II SECURITY INTERESTS
ARTICLE III MISCELLANEOUS
SCHEDULE A (to Supplement No. ) CAPITAL STOCK
SCHEDULE 2.1(f) (to Supplement No. ) CHIEF EXECUTIVE OFFICE
EXHIBIT B FORM OF UNANIMOUS CONSENT OF THE BOARD OF DIRECTORS OF HUNTSMAN RECEIVABLES FINANCE LLC
  Exhibit 5.1(d)(i)
FORM OF SUBSIDIARIES GUARANTY AGREEMENT
  EXECUTION VERSION
SUBSIDIARY GUARANTY
W I T N E S S E T H
  EXECUTION VERSION
EXHIBIT A to SUBSIDIARY GUARANTY AGREEMENT FORM OF SUPPLEMENT TO SUBSIDIARY GUARANTY AGREEMENT
W I T N E S S E T H
  Exhibit 5.1(v)
FORM OF TAX SHARING AGREEMENT
TAX SHARING AGREEMENT
RECITALS
SCHEDULE 1.1(a) Commitments
REVOLVING COMMITMENTS as of September 30, 2010
SCHEDULE 1.1(c) List of Unrestricted Subsidiaries
List of Unrestricted Subsidiaries (First Tier)
SCHEDULE 8.9 IRIC Account Procedures
IRIC Account Procedures